                                                                     EXHIBIT 4.3

================================================================================

                         CENTRAL ORIGINATING LEASE TRUST

                                  SECURED NOTES

                              COLT 200_-_ INDENTURE

                              DATED AS OF ___, 200_

                         CENTRAL ORIGINATING LEASE TRUST

                                       AND

                                 _____________,

                            AS COLT INDENTURE TRUSTEE

================================================================================

                                TABLE OF CONTENTS

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                                                                            ----
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE.....................     3
   SECTION 1.1   Definitions; Rules of Construction......................     3
   SECTION 1.2   Incorporation by Reference of Trust Indenture Act.......     3

ARTICLE II THE SECURED NOTES.............................................     4
   SECTION 2.1   Form....................................................     4
   SECTION 2.2   Execution, Authentication and Delivery..................     4
   SECTION 2.3   Registration; Registration of Transfer and Exchange of
                 COLT 200_-_ Secured Notes...............................     5
   SECTION 2.4   Mutilated, Destroyed, Lost or Stolen COLT 200_-_ Secured
                 Notes...................................................     7
   SECTION 2.5   Payment of Principal and Interest.......................     8
   SECTION 2.6   Persons Deemed Secured Noteholders......................     9
   SECTION 2.7   Cancellation of COLT 200_-_ Secured Notes...............     9
   SECTION 2.8   Release of COLT 200_-_ Trust Estate.....................     9
   SECTION 2.9   Seller and CARI as COLT 200_-_ Secured Noteholders......    10
   SECTION 2.10  Tax Treatment...........................................    10

ARTICLE III COVENANTS....................................................    10
   SECTION 3.1   Payment of Principal and Interest and Other Amounts.....    10
   SECTION 3.2   Maintenance of Agency Office............................    10
   SECTION 3.3   Money for Payments to Be Held in Trust..................    11
   SECTION 3.4   Existence...............................................    12
   SECTION 3.5   Protection of COLT 200_-_ Trust Estate; Acknowledgment
                 of Pledge...............................................    12
   SECTION 3.6   Opinions as to COLT 200_-_ Collateral...................    13
   SECTION 3.7   Performance of Obligations; Servicing of Series 200_-_
                 Lease Assets............................................    14
   SECTION 3.8   Negative Covenants......................................    15
   SECTION 3.9   Annual Statement as to Compliance.......................    16
   SECTION 3.10  Consolidation, Merger, Etc., of Trust; Disposition of
                 Trust Assets............................................    16
   SECTION 3.11  Successor or Transferee.................................    18
   SECTION 3.12  No Other Business.......................................    18
   SECTION 3.13  No Borrowing............................................    18
   SECTION 3.14  Guarantees, Loans, Advances and Other Liabilities.......    18
   SECTION 3.15  Servicer's Obligations..................................    19
   SECTION 3.16  Capital Expenditures....................................    19
   SECTION 3.17  Restricted Payments.....................................    19
   SECTION 3.18  Notice of Events of Default.............................    19
   SECTION 3.19  Further Instruments and Acts............................    19

                                TABLE OF CONTENTS
                                   (continued)

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                                                                            ----
   SECTION 3.20  COLT Indenture Trustee's Assignment of Administrative
                 Lease Assets and Warranty Lease Assets  and Sale or
                 Other Distribution of the Related Vehicles..............    20
   SECTION 3.21  Representations and Warranties by COLT to the COLT
                 Indenture Trustee.......................................    20
   SECTION 3.22  Maintenance of Separate Records for Each Series.........    21

ARTICLE IV SATISFACTION AND DISCHARGE....................................    21
   SECTION 4.1   Satisfaction and Discharge of COLT Indenture............    21
   SECTION 4.2   Application of Trust Money..............................    22
   SECTION 4.3   Repayment of Monies Held by Paying Agent................    22
   SECTION 4.4   Duration of Position of COLT Indenture Trustee..........    22

ARTICLE V DEFAULT AND REMEDIES...........................................    23
   SECTION 5.1   Events of Default.......................................    23
   SECTION 5.2   Acceleration of Maturity; Rescission and Annulment......    24
   SECTION 5.3   Collection of Indebtedness and Suits for Enforcement by
                 COLT Indenture Trustee..................................    25
   SECTION 5.4   Remedies; Priorities....................................    27
   SECTION 5.5   Optional Preservation of the Series 200_-_ Lease Assets.    28
   SECTION 5.6   Limitation of Suits.....................................    28
   SECTION 5.7   Unconditional Rights of the COLT 200_-_ Secured
                 Noteholders to Receive Principal and Interest...........    29
   SECTION 5.8   Restoration of Rights and Remedies......................    29
   SECTION 5.9   Rights and Remedies Cumulative..........................    30
   SECTION 5.10  Delay or Omission, Not a Waiver.........................    30
   SECTION 5.11  Control by the COLT 200_-_ Secured Noteholders..........    30
   SECTION 5.12  Waiver of Past Defaults.................................    31
   SECTION 5.13  Undertaking for Costs...................................    31
   SECTION 5.14  Waiver of Stay or Extension Laws........................    32
   SECTION 5.15  Action on COLT 200_-_ Secured Notes.....................    32
   SECTION 5.16  Performance and Enforcement of Certain Obligations......    32

ARTICLE VI THE COLT INDENTURE TRUSTEE....................................    33
   SECTION 6.1   Duties of COLT Indenture Trustee........................    33
   SECTION 6.2   Rights of COLT Indenture Trustee........................    34
   SECTION 6.3   COLT Indenture Trustee May Own COLT 200_-_ Secured
                 Notes...................................................    35
   SECTION 6.4   COLT Indenture Trustee's Disclaimer.....................    35
   SECTION 6.5   Notice of Default.......................................    35
   SECTION 6.6   Reports by COLT Indenture Trustee.......................    35
   SECTION 6.7   Compensation; Indemnity.................................    36
   SECTION 6.8   Replacement of COLT Indenture Trustee...................    37

                                TABLE OF CONTENTS
                                   (continued)

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                                                                            ----
   SECTION 6.9   Merger or Consolidation of COLT Indenture Trustee.......    38
   SECTION 6.10  Appointment of Co-COLT Indenture Trustee or Separate
                 COLT Indenture Trustee..................................    38
   SECTION 6.11  Eligibility; Disqualification...........................    40
   SECTION 6.12  Preferential Collection of Claims Against COLT..........    40
   SECTION 6.13  Representations and Warranties of COLT Indenture Trustee    40
   SECTION 6.14  COLT Indenture Trustee May Enforce Claims Without
                 Possession of COLT 200_-_ Secured Notes.................    41
   SECTION 6.15  Suit for Enforcement....................................    41
   SECTION 6.16  Rights of COLT 200_-_ Secured Noteholders to Direct COLT
                 Indenture Trustee.......................................    41

ARTICLE VII COLT 200_-_ SECURED NOTEHOLDERS' LISTS AND REPORTS...........    42
   SECTION 7.1   COLT to Furnish COLT Indenture Trustee Names and
                 Addresses of COLT 200_-_ Secured Noteholders............    42
   SECTION 7.2   Preservation of Information, Communications to COLT
                 200_-_ Secured Noteholders..............................    42
   SECTION 7.3   Reports by COLT.........................................    42
   SECTION 7.4   Reports by Trustee......................................    43

ARTICLE VIII     ACCOUNTS, DISBURSEMENTS AND RELEASES....................    43
   SECTION 8.1   Collection of Money.....................................    43
   SECTION 8.2   Designated Accounts; Allocations; Payments..............    43
   SECTION 8.3   General Provisions Regarding Designated Accounts........    44
   SECTION 8.4   Release of the COLT 200_-_ Trust Estate.................    44
   SECTION 8.5   Opinion of Counsel......................................    45

ARTICLE IX SUPPLEMENTAL INDENTURES.......................................    45
   SECTION 9.1   Supplemental Indentures Without Consent of COLT 200_-_
                 Secured Noteholders.....................................    45
   SECTION 9.2   Supplemental Indentures with Consent of COLT 200_-_
                 Secured Noteholders.....................................    47
   SECTION 9.3   Execution of Supplemental Indentures....................    48
   SECTION 9.4   Effect of Supplemental Indenture........................    48
   SECTION 9.5   Conformity with Trust Indenture Act.....................    49
   SECTION 9.6   Reference in COLT 200_-_ Secured Notes to Supplemental
                 Indentures..............................................    49

ARTICLE X REDEMPTION OF COLT 200_-_ SECURED NOTES........................    49
   SECTION 10.1  Redemption..............................................    49
   SECTION 10.2  COLT 200_-_ Secured Notes Payable on Redemption Date....    49

                                TABLE OF CONTENTS
                                   (continued)

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                                                                            ----
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ARTICLE XI MISCELLANEOUS.................................................    49
   SECTION 11.1  Compliance Certificates and Opinions, Etc...............    49
   SECTION 11.2  Form of Documents Delivered to COLT Indenture Trustee...    51
   SECTION 11.3  Acts of COLT 200_-_ Secured Noteholders.................    52
   SECTION 11.4  Notices, Etc., to COLT Indenture Trustee, COLT and
                 Rating Agencies.........................................    53
   SECTION 11.5  Notices to COLT 200_-_ Secured Noteholders; Waiver......    53
   SECTION 11.6  Alternate Payment and Notice Provisions.................    54
   SECTION 11.7  Conflict with Trust Indenture Act.......................    54
   SECTION 11.8  Effect of Headings and Table of Contents................    54
   SECTION 11.9  Successors and Assigns..................................    54
   SECTION 11.10 Severability............................................    54
   SECTION 11.11 Benefits of COLT Indenture..............................    55
   SECTION 11.12 Legal Holidays..........................................    55
   SECTION 11.13 GOVERNING LAW...........................................    55
   SECTION 11.14 Counterparts............................................    55
   SECTION 11.15 Recording of COLT Indenture.............................    55
   SECTION 11.16 No Recourse.............................................    55
   SECTION 11.17 No Petition.............................................    56
   SECTION 11.18 Inspection..............................................    56
   SECTION 11.19 Indemnification by and Reimbursement of the Servicer....    57
   SECTION 11.20 Series Liabilities......................................    57
   SECTION 11.21 Subordination...........................................    57

EXHIBIT A FORM OF COLT 200_-_ SECURED NOTE

EXHIBIT B FORM OF CERTIFICATION

          COLT 200_-_ INDENTURE, dated as of ___, 200_ (this "COLT Indenture"), between CENTRAL ORIGINATING LEASE TRUST, a Delaware statutory trust ("COLT"), and _________, a national banking association, as indenture trustee (as COLT Indenture Trustee and not in its individual capacity, the "COLT Indenture Trustee").

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the COLT 200_-_ Secured
Notes:

                                 GRANTING CLAUSE

          COLT hereby Grants to the COLT Indenture Trustee, for the equal and ratable benefit of each Holder of a COLT 200_-_ Secured Note, a security interest in, and its transfer, assignment and conveyance of, without recourse, the following:

          (i) all right, title and interest of COLT in, to and under the Series 200_-_ Leases listed on the Series 200_-_ Lease Assets Schedule attached as Schedule A to the COLT Sale and Contribution Agreement and all beneficial interest in the Vehicles related to the Series 200_-_ Lease Assets under the VAULT Trust Agreement, and all monies due thereunder on and after the Cutoff Date and with respect to the Vehicles, to the extent permitted by law, all accessions thereto;

          (ii) the interest of COLT in any proceeds from claims on any physical damage, credit life, credit disability or other insurance policies covering the related Vehicles or Lessees;

          (iii) the interest of COLT in any proceeds from recourse against Dealers on the Series 200_-_ Lease Assets;

          (iv) all right, title and interest of COLT in, to and under the COLT 200_-_ Lease Assets Assignment;

          (v) all right, title and interest of COLT in, to and under the VAULT Trust Agreement (solely with respect to the Vehicles related to Series 200_-_ Lease Assets);

          (vi) all right, title and interest of COLT in, to and under the COLT Servicing Agreement and any other COLT 200_-_ Basic Document;

          (vii) all right, title and interest of COLT in, to and under the funds on deposit from time to time in the Designated Accounts, including all Designated Account Property; and

          (viii) the present and future claims, demands, causes and choses in action in respect of any or all the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all the foregoing, including all proceeds of the conversion of any or all of the foregoing, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, investment property, payment intangibles, general intangibles, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, and together with the Direct COLT Pledge, the "COLT 200_-_ Collateral").

          In addition, to the extent that, notwithstanding the terms of the VAULT Trust Agreement and the Statutory Trust Act, COLT is deemed to hold a direct ownership interest in the legal title to any Vehicle related to the Series 200_-_ Lease Assets (and not merely a beneficial interest in VAULT representing an interest in the legal title to such Vehicle), COLT hereby grants, equally and ratably, to each COLT 200_-_ Secured Noteholder a security interest in all of COLT's rights in such Vehicle, to secure its obligations under the COLT Indenture (the assets pledged under such security interest, the "Direct COLT Pledge"). The Direct COLT Pledge shall constitute part of the COLT 200_-_ Collateral for all purposes hereunder, and each COLT 200_-_ Secured Noteholder, by its acceptance thereof, hereby appoints the COLT Indenture Trustee as its agent to act with respect to the Direct COLT Pledge as it is required to act with respect to the remainder of the COLT 200_-_ Collateral in accordance with this COLT Indenture.

          The foregoing Grant has been made and will continue to be made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the COLT 200_-_ Secured Notes, equally and ratably without prejudice, priority or distinction among the Holders of the COLT 200_-_ Secured Notes and to secure compliance with the provisions of this COLT Indenture, all as provided in this COLT Indenture. This COLT Indenture constitutes a security agreement under the UCC.

          The foregoing Grant includes all rights, powers and options (but none of the obligations, if any) of COLT under any agreement or instrument included in the COLT 200_-_ Collateral, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Series 200_-_ Lease Assets included in the COLT 200_-_ Collateral and all other monies payable under the COLT 200_-_ Collateral, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of COLT or otherwise and generally to do and receive anything that COLT is or may be entitled to do or receive under or with respect to the COLT 200_-_ Collateral.

          Furthermore, on the Series 200_-_ Closing Date, VAULT shall grant a security interest in the Pledged Collateral to each COLT 200_-_ Secured Noteholder, to the extent set forth in the VAULT Security Agreement. The Pledged Collateral shall constitute part of the COLT 200_-_ Trust Estate for all purposes hereunder, and each COLT 200_-_ Secured Noteholder, by its acceptance thereof, hereby appoints the COLT Indenture Trustee as its agent to act with respect to the Pledged Collateral as it is required to act with respect to the remainder of the COLT 200_-_ Trust Estate in accordance with this COLT Indenture.

          The Holders of the COLT 200_-_ Secured Notes shall enjoy solely the security of the COLT 200_-_ Trust Estate and shall have no recourse to the assets included in the Series Portfolio securing any other Series of Secured Notes or any other assets of COLT.

          The COLT Indenture Trustee, as indenture trustee on behalf of each Holder of the COLT 200_-_ Secured Notes, acknowledges such Grant and accepts the trusts under this COLT Indenture in accordance with the provisions of this COLT Indenture.

                                   ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.1 Definitions; Rules of Construction. Capitalized terms used in this COLT Indenture but not defined herein are defined in and shall have the meanings assigned to them in the COLT Series Definitions set forth in Part I of Exhibit A to the COLT Servicing Agreement, or if not defined therein, shall have the meanings assigned to them in the COLT Program Definitions set forth in Part I of Exhibit I to the Third Amended and Restated Declaration of Trust, dated as of March 25, 2004 (as amended, modified or supplemented from time to time, the "Declaration"), by Deutsche Bank Trust Company Delaware, as COLT Owner Trustee, and acknowledged, accepted and agreed by Central Originating Lease, LLC ("COLT, LLC"), as Residual Certificateholder, and General Motors Acceptance Corporation ("GMAC"). All references herein to Articles, Sections, subsections and exhibits are to Articles, Sections, subsections and exhibits of this COLT Indenture unless otherwise specified. All terms defined in this COLT Indenture shall have the defined meanings when used in any certificate, notice, COLT 200_-_ Secured Note or other document made or delivered pursuant hereto unless otherwise defined therein. The rules of construction set forth in Part II of Exhibit A to the COLT Servicing Agreement shall be applicable to this COLT Indenture.

          SECTION 1.2 Incorporation by Reference of Trust Indenture Act. Whenever this COLT Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this COLT Indenture. The following TIA terms used in this COLT Indenture have the following meanings:

     "Commission" means the Securities and Exchange Commission;

     "indenture securities" means the COLT 200_-_ Secured Notes;

     "indenture security holder" means a COLT 200_-_ Secured Noteholder;

     "indenture to be qualified" means this COLT Indenture;

     "indenture trustee" means the COLT Indenture Trustee;

     "obligor" on the indenture securities means COLT and any other obligor on the indenture securities.

     All other TIA terms used in this COLT Indenture that are defined by the TIA, defined by reference to another statute or defined by a Commission rule have the respective meanings assigned to them by such definitions.

                                   ARTICLE II
                                THE SECURED NOTES

          SECTION 2.1 Form.

          (a) Each COLT 200_-_ Secured Note, together, in each case, with the COLT Indenture Trustee's certificate of authentication, shall be substantially in the form set forth in Exhibit A, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this COLT Indenture, and each such COLT 200_-_ Secured Note may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined to be appropriate by the officers executing such COLT 200_-_ Secured Notes, as evidenced by their execution of the COLT 200_-_ Secured Notes, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which such COLT 200_-_ Secured Notes may be listed or to conform to usage. Any portion of the text of any COLT 200_-_ Secured Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the COLT 200_-_ Secured Note. The COLT 200_-_ Secured Notes shall be secured by the COLT 200_-_ Trust Estate as set forth in this COLT Indenture.

          (b) The COLT 200_-_ Secured Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such COLT 200_-_ Secured Notes, as evidenced by their execution of such COLT 200_-_ Secured Notes.

          (c) Each COLT 200_-_ Secured Note shall relate to and identify the Series 200_-_ Lease Assets originated in a particular state (as evidenced by the certificates of title issued for such Series 200_-_ Lease Assets and reflected on the Seller's system), and shall be issued in the initial Secured Note Principal Balance set forth on the face thereof, which shall be equal to 98.50% of the sum of the Initial ABS Values of the Series 200_-_ Lease Assets of such COLT 200_-_ Secured Note (with respect to each COLT 200_-_ Secured Note, the "Initial Secured Note Principal Balance").

          (d) The terms of the COLT 200_-_ Secured Notes as provided for in Exhibit A are part of the terms of this COLT Indenture.

          SECTION 2.2 Execution, Authentication and Delivery.

          (a) Each COLT 200_-_ Secured Note shall be dated the date of its authentication and shall be issuable as a registered COLT 200_-_ Secured Note.

          (b) The COLT 200_-_ Secured Notes shall be executed on behalf of COLT by any of its Authorized Officers. The signature of any such Authorized Officer on the COLT 200_-_ Secured Notes may be manual or facsimile.

          (c) COLT 200_-_ Secured Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of COLT shall bind COLT, notwithstanding that such individuals or any of them have ceased to hold such office prior to the authentication and delivery of such COLT 200_-_ Secured Notes or did not hold such office at the date of such COLT 200_-_ Secured Notes.

          (d) The COLT Indenture Trustee, in exchange for the Grant of the COLT 200_-_ Collateral, simultaneously with the Grant to the COLT Indenture Trustee of the COLT 200_-_ Collateral, and the constructive delivery to the COLT Indenture Trustee of the Series 200_-_ Lease Assets and the other components and assets of the COLT 200_-_ Collateral, shall cause to be authenticated and delivered to or upon the order of COLT, a COLT 200_-_ Secured Note for each state in which any Series 200_-_ Lease Asset was originated.

          (e) No COLT 200_-_ Secured Notes shall be entitled to any benefit under this COLT Indenture or be valid or obligatory for any purpose, unless there appears on such COLT 200_-_ Secured Note a certificate of authentication substantially in the form set forth in Exhibit A executed by the COLT Indenture Trustee by the manual signature of one of its Authorized Officers, and such certificate upon any COLT 200_-_ Secured Note shall be conclusive evidence, and the only evidence, that such COLT 200_-_ Secured Note has been duly authenticated and delivered hereunder.

          SECTION 2.3 Registration; Registration of Transfer and Exchange of COLT 200_-_ Secured Notes.

          (a) COLT shall cause to be kept the Secured Note Register, comprising separate registers for each of the COLT 200_-_ Secured Notes, in which, subject to such reasonable regulations as COLT may prescribe, COLT shall provide for the registration of the COLT 200_-_ Secured Notes and the registration of transfers and exchanges of the COLT 200_-_ Secured Notes. The COLT Indenture Trustee shall initially be the Secured Note Registrar for the purpose of registering the COLT 200_-_ Secured Notes and transfers or exchanges of the COLT 200_-_ Secured Notes as herein provided. Upon any resignation of any Secured Note Registrar, COLT shall promptly appoint a successor Secured Note Registrar or, if it elects not to make such an appointment, assume the duties of the Secured Note Registrar.

          (b) If a Person other than the COLT Indenture Trustee is appointed by COLT as Secured Note Registrar, COLT will give the COLT Indenture Trustee prompt written notice of the appointment of such Secured Note Registrar and of the location, and any change in the location, of the Secured Note Register. The COLT Indenture Trustee shall have the right to inspect the Secured Note Register at all reasonable times and to obtain copies thereof. The COLT Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Secured Note Registrar by a Responsible Officer thereof as to the names and addresses of the COLT 200_-_ Secured Noteholders and the Secured Note Principal Balances and number of such COLT 200_-_ Secured Notes.

          (c) Upon surrender for registration of transfer of any COLT 200_-_ Secured Note at the Corporate Trust Office of the COLT Indenture Trustee or Agency Office of COLT (and following the delivery, in the former case, of such COLT 200_-_ Secured Notes to COLT by the COLT Indenture Trustee), COLT shall execute, the COLT Indenture Trustee shall authenticate and the COLT 200_-_ Secured Noteholder shall obtain from the COLT Indenture

Trustee, in the name of the designated transferee or transferees, one or more new COLT 200_-_ Secured Notes in any authorized denominations, of a like Secured Note Principal Balance.

          (d) At the option of the COLT 200_-_ Secured Noteholder, COLT 200_-_ Secured Notes may be exchanged for other COLT 200_-_ Secured Notes in any authorized denominations, of a like Secured Note Principal Balance, upon surrender of such COLT 200_-_ Secured Notes to be exchanged at the Corporate Trust Office of the COLT Indenture Trustee or the Agency Office of COLT (and following the delivery of such COLT 200_-_ Secured Notes to COLT by the COLT Indenture Trustee), COLT shall execute, and the COLT Indenture Trustee shall authenticate and the COLT 200_-_ Secured Noteholder shall obtain from the COLT Indenture Trustee, such COLT 200_-_ Secured Notes which the COLT 200_-_ Secured Noteholder making the exchange is entitled to receive.

          (e) All COLT 200_-_ Secured Notes issued upon any registration of transfer or exchange of other COLT 200_-_ Secured Notes shall be the valid obligations of COLT, evidencing the same debt, and entitled to the same benefits under this COLT Indenture, as the COLT 200_-_ Secured Notes surrendered upon such registration of transfer or exchange.

          (f) Every COLT 200_-_ Secured Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the COLT Indenture Trustee and the Secured Note Registrar, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in the City of New York or the city in which the Corporate Trust Office of the COLT Indenture Trustee is located, or by a member firm of a national securities exchange, and such other documents as the COLT Indenture Trustee may require.

          (g) No service charge shall be made to a Holder for any registration of transfer or exchange of COLT 200_-_ Secured Notes, but COLT or the COLT Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of COLT 200_-_ Secured Notes, other than exchanges pursuant to Section 9.6 not involving any transfer.

          (h) By acquiring a COLT 200_-_ Secured Note, each purchaser and transferee shall be deemed to represent and warrant that either (a) it is not acquiring the COLT 200_-_ Secured Note with the plan assets of a Benefit Plan or
(b) the acquisition, holding and disposition of the COLT 200_-_ Secured Note will not give rise to a non-exempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

          (i) The preceding provisions of this Section 2.3 notwithstanding, COLT shall not be required to transfer or make exchanges, and the Secured Note Registrar need not register transfers or exchanges, of (i) COLT 200_-_ Secured Notes that have been selected for redemption pursuant to Article X, if applicable; or (ii) COLT 200_-_ Secured Notes that are due for final payment within 15 days of submission to the Corporate Trust Office or the Agency Office.

          SECTION 2.4 Mutilated, Destroyed, Lost or Stolen COLT 200_-_ Secured Notes.

          (a) If (i) any mutilated COLT 200_-_ Secured Note is surrendered to the COLT Indenture Trustee, or the COLT Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any COLT 200_-_ Secured Note, and (ii) there is delivered to COLT and the COLT Indenture Trustee such security or indemnity as may be required by each such Person to hold each such Person harmless, then, in the absence of notice to COLT, the Secured Note Registrar or the COLT Indenture Trustee that such COLT 200_-_ Secured Note has been acquired by a bona fide purchaser, COLT shall execute and upon COLT's request the COLT Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen COLT 200_-_ Secured Note, a replacement COLT 200_-_ Secured Note of a like Secured Note Principal Balance; provided, however, that if any such destroyed, lost or stolen COLT 200_-_ Secured Note, but not a mutilated COLT 200_-_ Secured Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement COLT 200_-_ Secured Note, COLT may make payment to the Holder of such destroyed, lost or stolen COLT 200_-_ Secured Note when so due or payable or upon the Redemption Date, if applicable, without surrender thereof.

          (b) If, after the delivery of a replacement COLT 200_-_ Secured Note or payment in respect of a destroyed, lost or stolen COLT 200_-_ Secured Note pursuant to Section 2.4(a), a bona fide purchaser of the original COLT 200_-_ Secured Note in lieu of which such replacement COLT 200_-_ Secured Note was issued presents for payment such original COLT 200_-_ Secured Note, COLT and the COLT Indenture Trustee shall be entitled to recover such replacement COLT 200_-_ Secured Note (or such payment) from (i) any Person to whom it was delivered,
(ii) the Person taking such replacement COLT 200_-_ Secured Note from the Person to whom such replacement COLT 200_-_ Secured Note was delivered; or (iii) any assignee of such Person, except a bona fide purchaser, and COLT and the COLT Indenture Trustee shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by COLT or the COLT Indenture Trustee in connection therewith.

          (c) In connection with the issuance of any replacement COLT 200_-_ Secured Note under this Section 2.4, COLT may require the payment by the Holder of such COLT 200_-_ Secured Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including all fees and expenses of the COLT Indenture Trustee) connected therewith.

          (d) Any duplicate COLT 200_-_ Secured Note issued pursuant to this
Section 2.4 in replacement for any mutilated, destroyed, lost or stolen COLT 200_-_ Secured Note shall constitute an original additional contractual obligation of COLT, whether or not the mutilated, destroyed, lost or stolen COLT 200_-_ Secured Note shall be found at any time or be enforced by any Person, and shall be entitled to all the benefits of this COLT Indenture equally and proportionately with any and all other COLT 200_-_ Secured Notes duly issued hereunder.

          (e) The provisions of this Section 2.4 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen COLT 200_-_ Secured Notes.

          SECTION 2.5 Payment of Principal and Interest.

          (a) Each COLT 200_-_ Secured Note shall accrue interest from and including the Series 200_-_ Closing Date on the Secured Note Principal Balance of such COLT 200_-_ Secured Note, until but excluding the date on which the Secured Note Principal Balance of such COLT 200_-_ Secured Note is reduced to zero. Interest shall accrue on each COLT 200_-_ Secured Note at the COLT 200_-_ Secured Note Rate. On each Payment Date, each COLT 200_-_ Secured Note shall be paid interest in an amount equal to the Secured Note Interest Distributable Amount payable to such COLT 200_-_ Secured Note in accordance with Section 3.03(c)(ii) of the COLT Servicing Agreement on such Payment Date. Any instalment of interest payable on the COLT 200_-_ Notes shall be punctually paid or duly provided for with funds set aside in the COLT Collection Account on the applicable Payment Date and shall be paid to the Person in whose name such COLT 200_-_ Secured Note is registered in the Secured Note Register on the applicable Record Date, by wire transfer in immediately available funds to the account or accounts designated in writing by such Holder to the COLT Indenture Trustee on or prior to the related Record Date.

          (b) To the extent of funds available therefor, the outstanding principal amount of each COLT 200_-_ Secured Note shall be paid in instalments on each Payment Date, in the amounts and in accordance with the priorities set forth in Section 3.03(c)(iii) of the COLT Servicing Agreement. The outstanding principal amount of the COLT 200_-_ Secured Notes shall be due and payable in full on the Final Maturity Date. All principal payments on the COLT 200_-_ Secured Notes shall be made pro rata to the COLT 200_-_ Secured Noteholders, as provided in Section 3.03(c)(iii) of the COLT Servicing Agreement. Any instalment of principal payable on any COLT 200_-_ Secured Note shall be punctually paid or duly provided for with funds set aside in the COLT Collection Account established with respect to the Series 200_-_ Lease Assets on the applicable Payment Date and shall be paid to the Person in whose name such COLT 200_-_ Secured Note is registered in the Secured Note Register on the applicable Record Date by wire transfer in immediately available funds to the account or accounts designated by such Holder on or prior to the related Record Date, except for the Redemption Price for the COLT 200_-_ Secured Notes redeemed pursuant to Section 10.1, which shall be payable as provided herein. The funds represented by any such wire transfers in respect of interest or principal returned undelivered shall be held in accordance with Section 3.3.

          (c) From and after the occurrence of an Event of Default and a declaration in accordance with Section 5.2(a) that the COLT 200_-_ Secured Notes have become immediately due and payable, until such time as all Events of Default have been cured or waived as provided in Section 5.2(b), all interest and principal payments shall be allocated pro rata among the Holders of all of the COLT 200_-_ Secured Notes on the basis of the Secured Note Principal Balances of COLT 200_-_ Secured Notes held by such Holders.

          (d) With respect to any Payment Date on which the final instalment of principal and interest on a COLT 200_-_ Secured Note is to be paid, the COLT Indenture

Trustee on behalf of COLT shall notify each COLT 200_-_ Secured Noteholders of record as of the Record Date for such Payment Date of the fact that the final instalment of principal and interest on such COLT 200_-_ Secured Note is to be paid on such Payment Date. With respect to any COLT 200_-_ Secured Notes, such notice shall be sent not later than three Business Days after such Record Date in accordance with Section 11.5(a), and shall specify that such final instalment shall be payable only upon presentation and surrender of such COLT 200_-_ Secured Note and shall specify the place where such COLT 200_-_ Secured Note may be presented and surrendered for payment of such instalment and the manner in which such payment shall be made.

          (e) All distributions of principal and interest on the COLT 200_-_ Secured Notes and the CARAT Collection Account Shortfall Amount shall be made by the COLT Indenture Trustee from the COLT Collection Account solely pursuant to the calculations and written direction of the Servicer in accordance with
Section 3.03(a) of the COLT Servicing Agreement.

          SECTION 2.6 Persons Deemed Secured Noteholders. Prior to due presentment for registration of transfer of any COLT 200_-_ Secured Note, COLT, the COLT Indenture Trustee and any agent of COLT or the COLT Indenture Trustee shall treat the Person in whose name any COLT 200_-_ Secured Note is registered in the Secured Note Register (as of the day of determination) as the COLT 200_-_ Secured Noteholder for the purpose of receiving payments of principal of and interest on such COLT 200_-_ Secured Note and for all other purposes whatsoever, whether or not such COLT 200_-_ Secured Note be overdue, and neither COLT, the COLT Indenture Trustee nor any agent of COLT or the COLT Indenture Trustee shall be affected by notice to the contrary.

          SECTION 2.7 Cancellation of COLT 200_-_ Secured Notes. All COLT 200_-_ Secured Notes surrendered for payment, redemption, exchange or registration of transfer shall, if surrendered to any Person other than the COLT Indenture Trustee, be delivered to the COLT Indenture Trustee and shall be promptly canceled by the COLT Indenture Trustee. COLT may at any time deliver to the COLT Indenture Trustee for cancellation any COLT 200_-_ Secured Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all COLT 200_-_ Secured Notes so delivered shall be promptly canceled by the COLT Indenture Trustee. No COLT 200_-_ Secured Notes shall be authenticated in lieu of or in exchange for any COLT 200_-_ Secured Notes canceled as provided in this Section 2.7, except as expressly permitted by this COLT Indenture. All canceled COLT 200_-_ Secured Notes may be held or disposed of by the COLT Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless COLT shall direct by a COLT Order that they be destroyed or returned to it; provided, however, that such COLT Order is timely and the COLT 200_-_ Secured Notes have not been previously disposed of by the COLT Indenture Trustee. The COLT Indenture Trustee shall certify to COLT upon request that surrendered COLT 200_-_ Secured Notes have been duly canceled and retained or destroyed, as the case may be.

          SECTION 2.8 Release of COLT 200_-_ Trust Estate. The COLT Indenture Trustee shall release property from the lien of this COLT Indenture and the VAULT Security Agreement, other than as permitted by Sections 3.20, 8.4 and 11.1, only upon receipt of a COLT

Request accompanied by an Officers' Certificate, an Opinion of Counsel (to the extent required by the TIA) and Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1).

          SECTION 2.9 Seller and CARI as COLT 200_-_ Secured Noteholders. Each of the Seller and CARI, in their individual or any other capacity, may become the owner or pledgee of COLT 200_-_ Secured Notes and may otherwise deal with COLT or its affiliates with the same rights it would have if it were not the Seller or, with respect to CARI, an Affiliate of the Seller.

          SECTION 2.10 Tax Treatment. COLT and the COLT Indenture Trustee, by entering into this COLT Indenture, and the COLT 200_-_ Secured Noteholders, by acquiring any COLT 200_-_ Secured Note or interest therein, (i) express their intention that the COLT 200_-_ Secured Notes qualify under applicable tax law as indebtedness secured by the COLT 200_-_ Trust Estate and (ii) unless otherwise required by appropriate taxing authorities, agree to treat the COLT 200_-_ Secured Notes as indebtedness secured by the COLT 200_-_ Trust Estate for the purpose of federal income taxes, state and local income and franchise taxes, any applicable single business tax, including the Michigan single business tax and any other taxes imposed upon, measured by or based upon gross or net income.

                                  ARTICLE III
                                   COVENANTS

          SECTION 3.1 Payment of Principal and Interest and Other Amounts. COLT shall duly and punctually pay the principal of and interest on the COLT 200_-_ Secured Notes and the CARAT Collection Account Shortfall Amount in accordance with the terms of the COLT 200_-_ Basic Documents. On each Payment Date and on the Redemption Date (if applicable), COLT shall cause amounts on deposit in the COLT Collection Account to be paid to the COLT 200_-_ Secured Noteholders in accordance with Sections 2.5 and 8.2 and with Section 3.03 of the COLT Servicing Agreement, less amounts properly withheld under the Code by any Person from a payment to any COLT 200_-_ Secured Noteholder of interest and/or principal. Any amounts so withheld shall be considered as having been paid by COLT to such COLT 200_-_ Secured Noteholder for all purposes of this COLT Indenture.

          SECTION 3.2 Maintenance of Agency Office. As long as any of the COLT 200_-_ Secured Notes remains outstanding, COLT shall maintain in the Borough of Manhattan, the City of New York, an office (the "Agency Office"), being an office or agency where COLT 200_-_ Secured Notes may be surrendered to COLT for registration of transfer or exchange, and where notices and demands to or upon COLT in respect of the COLT 200_-_ Secured Notes and this COLT Indenture may be served. COLT hereby initially appoints the COLT Indenture Trustee to serve as its agent for the foregoing purposes. COLT shall give prompt written notice to the COLT Indenture Trustee of the location, and of any change in the location, of the Agency Office. If at any time COLT shall fail to maintain any such office or agency or shall fail to furnish the COLT Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office of the COLT Indenture Trustee, and COLT hereby appoints the COLT Indenture Trustee as its agent to receive all such surrenders, notices and demands.

          SECTION 3.3 Money for Payments to Be Held in Trust.

          (a) As provided in Section 8.2(a) and (b), all payments of amounts due and payable with respect to any COLT 200_-_ Secured Notes that are to be made from amounts withdrawn from the COLT Collection Account pursuant to Section 3.03 of the COLT Servicing Agreement shall be made on behalf of COLT by the COLT Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the COLT Collection Account for payments of such COLT 200_-_ Secured Notes shall be paid over to COLT except as provided in this Section 3.3.

          (b) On or before the Redemption Date, COLT shall cause the Servicer to deposit into the COLT Collection Account, pursuant to Section 6.01 of the COLT Servicing Agreement, the Optional Purchase Price. On or before each Payment Date, COLT shall deposit or cause to be deposited in the COLT Collection Account, pursuant to Section 3.03(b) of the COLT Servicing Agreement, an aggregate sum sufficient to pay the amounts then becoming due with respect to the COLT 200_-_ Secured Notes and the CARAT Collection Account Shortfall Amount, such sum to be held in trust for the benefit of the Persons entitled thereto.

          (c) COLT shall cause each Paying Agent other than the COLT Indenture Trustee to execute and deliver to the COLT Indenture Trustee an instrument in which such Paying Agent shall agree with the COLT Indenture Trustee (and if the Servicer acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.3, that such Paying Agent shall:

               (i) hold all sums held by it for the payment of amounts due with respect to the COLT 200_-_ Secured Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

               (ii) give the COLT Indenture Trustee notice of any default by COLT (or any other obligor upon the COLT 200_-_ Secured Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the COLT 200_-_ Secured Notes;

               (iii) at any time during the continuance of any such default, upon the written request of the COLT Indenture Trustee, forthwith pay to the COLT Indenture Trustee all sums so held in trust by such Paying Agent;

               (iv) immediately resign as a Paying Agent and forthwith pay to the COLT Indenture Trustee all sums held by it in trust for the payment of the COLT 200_-_ Secured Notes if at any time it ceases to meet the standards required to be met by a Paying Agent in effect at the time of determination; and

               (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on the COLT 200_-_ Secured Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

          (d) COLT may at any time, for the purpose of obtaining the satisfaction and discharge of this COLT Indenture or for any other purpose, by a COLT Order direct any Paying Agent to pay to the COLT Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by COLT Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the COLT Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          (e) Subject to applicable laws with respect to escheat of funds, any distribution to any COLT 200_-_ Secured Noteholder returned to the COLT Indenture Trustee or any Paying Agent for any reason, held by the COLT Indenture Trustee or such Paying Agent in trust for the payment of any amount due with respect to any COLT 200_-_ Secured Note and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to COLT by the COLT Indenture Trustee or such Paying Agent to COLT upon receipt of a COLT Request; and such COLT 200_-_ Secured Noteholder shall thereafter, as an unsecured general creditor, look only to COLT for payment thereof (but only to the extent of the amounts so paid to COLT), and all liability of the COLT Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the COLT Indenture Trustee or such Paying Agent, before being required to make any such payment, may at the expense of COLT cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be paid to COLT. The COLT Indenture Trustee may also adopt and employ, at the expense of COLT, any other reasonable means of notification of such payment (including mailing notice of such repayment of any COLT 200_-_ Secured Noteholder whose right to or interest in monies due and payable but not claimed is determinable from the records of the Secured Note Registrar, at the last address of record for each COLT 200_-_ Secured Noteholder).

          SECTION 3.4 Existence. COLT shall keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor trust hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case COLT shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this COLT Indenture, the COLT 200_-_ Secured Notes, the COLT 200_-_ Collateral and each other instrument or agreement included in the COLT 200_-_ Trust Estate.

          SECTION 3.5 Protection of COLT 200_-_ Trust Estate; Acknowledgment of Pledge.

          (a) COLT shall from time to time execute and deliver all such supplements and amendments hereto and authorize or execute, as applicable, and deliver all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action necessary or advisable to:

               (i) maintain or preserve the lien and security interest (and the priority thereof) of this COLT Indenture or carry out more effectively the purposes hereof, including by making the necessary filings of financing statements or amendments thereto within sixty days after the occurrence of any of the following and by promptly notifying the COLT Indenture Trustee in writing of any such filings: (A) any change in COLT's true legal name or any of its trade names, (B) any change in COLT's jurisdiction of organization, (C) any merger or consolidation or other change in COLT's identity or organizational structure or jurisdiction in which COLT is located for purposes of the UCC and (D) any other change or occurrence that would make any financing statement or amendment thereto seriously misleading within the meaning of Section 9-506 of the UCC;

               (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this COLT Indenture and the priority thereof;

               (iii) enforce the rights of the COLT Indenture Trustee and the COLT 200_-_ Secured Noteholders in the COLT 200_-_ Trust Estate; or

               (iv) preserve and defend title to the COLT 200_-_ Trust Estate and the rights of the COLT Indenture Trustee and the COLT 200_-_ Secured Noteholders in such COLT 200_-_ Trust Estate against the claims of all Persons and parties;

and COLT hereby designates the COLT Indenture Trustee its agent and attorney-in-fact to authorize and/or execute any financing statement, continuation statement or other instrument required pursuant to this Section 3.5.

          (b) COLT hereby authorizes the COLT Indenture Trustee to file all financing statements naming COLT as debtor that are necessary or advisable to perfect, make effective or continue the lien and security interest of this COLT Indenture and the VAULT Security Agreement with respect to the COLT 200_-_ Trust Estate, and authorizes the COLT Indenture Trustee to take any such action without its signature.

          SECTION 3.6 Opinions as to COLT 200_-_ Collateral.

          (a) On the Series 200_-_ Closing Date, COLT shall furnish to the COLT Indenture Trustee and each COLT 200_-_ Secured Noteholder an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this COLT Indenture, any indentures supplemental hereto and any other requisite documents, and with respect to the authorization, execution and filing of any financing statements and continuation statements as are necessary to perfect and make effective the lien and security interest of this COLT Indenture in the related COLT 200_-_ Collateral and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

          (b) On or before March 15 in each calendar year, beginning March 15, 200_, COLT shall furnish to the COLT Indenture Trustee and each COLT 200_-_ Secured Noteholder an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this COLT Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the authorization, execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this COLT Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the lien and security interest created by this COLT Indenture. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this COLT Indenture, any indentures supplemental hereto and any other requisite documents and the authorization and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest created by this COLT Indenture until March 15 in the following calendar year.

          SECTION 3.7 Performance of Obligations; Servicing of Series 200_-_ Lease Assets.

          (a) COLT shall not take any action and shall use its reasonable efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the COLT 200_-_ Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as otherwise expressly provided in this COLT Indenture, any other COLT 200_-_ Basic Document or such other instrument or agreement.

          (b) COLT may contract with other Persons to assist it in performing its duties under this COLT Indenture, and any performance of such duties by a Person identified to the COLT Indenture Trustee in the COLT 200_-_ Basic Documents or an Officer's Certificate of COLT shall be deemed to be action taken by COLT. Initially, COLT has contracted with the Servicer to assist COLT in performing its duties under this COLT Indenture.

          (c) COLT shall punctually perform and observe all of its obligations and agreements contained in this COLT Indenture, any other COLT 200_-_ Basic Documents and in the instruments and agreements included in the COLT 200_-_ Trust Estate, including filing or causing to be filed all UCC financing statements and continuation statements required to be filed under the terms of this COLT Indenture and any other COLT 200_-_ Basic Document in accordance with and within the time periods provided for herein or therein.

          (d) If COLT shall have knowledge of the occurrence of a Servicer Default under the COLT Servicing Agreement, COLT shall promptly (and in any event within five Business Days) notify the COLT Indenture Trustee, the COLT 200_-_ Secured Noteholders and the Rating Agencies in writing thereof, and shall specify in such notice the response or action, if any, COLT has taken or is taking with respect to such default. If any such Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the COLT Servicing Agreement with respect to the Series 200_-_ Lease Assets, COLT and the COLT Indenture Trustee shall take all reasonable steps available to them pursuant to such COLT Servicing Agreement to remedy such failure.

          (e) Without derogating from the absolute nature of the assignment granted under this COLT Indenture with respect to the COLT 200_-_ Collateral and under the VAULT

Security Agreement with respect to the Pledged Collateral or the rights of the COLT Indenture Trustee and the COLT 200_-_ Secured Noteholders hereunder or under the VAULT Security Agreement, COLT agrees that it shall not, without the prior written consent of the COLT Indenture Trustee and the COLT 200_-_ Secured Noteholders, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any assets included in the COLT 200_-_ Trust Estate or any of COLT 200_-_ Basic Documents, or waive timely performance or observance by any party under any of the COLT 200_-_ Basic Documents.

          SECTION 3.8 Negative Covenants. So long as any COLT 200_-_ Secured Notes are Outstanding, COLT shall not:

          (a) sell, transfer, exchange or otherwise dispose of any of the properties or assets included in the COLT 200_-_ Trust Estate, except COLT may cause the Servicer to: (i) collect, liquidate, sell or otherwise dispose of COLT's interest in the Series 200_-_ Lease Assets (including any Warranty Lease Assets, Administrative Lease Assets, and Liquidating Lease Assets, and any related Vehicles); (ii) make cash payments out of the Designated Accounts and Payment Ahead Servicing Account; and (iii) take other actions, in each case as permitted by the COLT 200_-_ Basic Documents;

          (b) claim any credit on, or make any deduction from the principal and interest payable in respect of COLT 200_-_ Secured Notes (other than amounts withheld from such payments under the Code or applicable state law) or assert any claim against any present or former COLT 200_-_ Secured Noteholder by reason of the payment of the taxes levied or assessed upon any part of the COLT 200_-_ Trust Estate;

          (c) voluntarily commence any insolvency, readjustment of debt, marshaling of assets and liabilities or other proceeding, or apply for an order by a court or agency or supervisory authority for the winding-up or liquidation of its affairs or any other event specified in Section 5.1(f); or

          (d) either (i) permit the validity or effectiveness of this COLT Indenture or any other COLT 200_-_ Basic Documents to be impaired, or permit the lien of this COLT Indenture in the related COLT 200_-_ Collateral or the lien of the VAULT Security Agreement in the Pledged Collateral to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the COLT 200_-_ Secured Notes under this COLT Indenture except as may be expressly permitted hereby, (ii) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this COLT Indenture in the COLT 200_-_ Collateral and the lien of the VAULT Security Agreement in the Pledged Collateral) to be created on or extend to or otherwise arise upon or burden the COLT 200_-_ Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law or as otherwise contemplated by the COLT 200_-_ Basic Documents) or (iii) permit the lien of this COLT Indenture not to constitute a valid first priority security interest in the COLT 200_-_ Collateral or the lien of the VAULT Security Agreement not to constitute a valid first priority security interest in the Pledged Collateral (in each case, other than with respect to any such tax, mechanics' or other lien).

          SECTION 3.9 Annual Statement as to Compliance. Until the COLT 200_-_ Secured Notes have been paid in full, COLT shall deliver to the COLT Indenture Trustee and the COLT 200_-_ Secured Noteholders, on or before March 15 of each year, beginning March 15, 200_, an Officer's Certificate signed by an Authorized Officer of COLT, dated as of December 31 of the preceding year, stating that:

          (a) a review of the activities of COLT during the preceding 12-month period (or, with respect to the first such Officer's Certificate, such period as shall have elapsed since the Series 200_-_ Closing Date) and of COLT's performance under this COLT Indenture has been made under such Authorized Officer's supervision; and

          (b) to the best of such Authorized Officer's knowledge, based on such review, COLT has fulfilled all of its obligations under this COLT Indenture throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Authorized Officer and the nature and status thereof.

          SECTION 3.10 Consolidation, Merger, Etc., of Trust; Disposition of Trust Assets.

          (a) COLT shall not consolidate or merge with or into any other Person, unless:

               (i) the Person (if other than COLT) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the COLT Indenture Trustee, in form satisfactory to the COLT Indenture Trustee, the due and timely payment of the principal of and interest on all COLT 200_-_ Secured Notes and the performance or observance of every agreement and covenant of this COLT Indenture on the part of COLT to be performed or observed, all as provided herein;

               (ii) immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing;

               (iii) the Approval Condition shall have been satisfied with respect to such transaction and such Person;

               (iv) any action as is necessary to maintain the lien and security interest created by this COLT Indenture in the COLT 200_-_ Collateral shall have been taken; and

               (v) COLT shall have delivered to the COLT Indenture Trustee an Officer's Certificate and an Opinion of Counsel addressed to COLT and the COLT Indenture Trustee, each stating:

               (A) that such consolidation or merger and such supplemental indenture comply with this Section 3.10;

               (B) that such consolidation or merger and such supplemental indenture shall have no material adverse tax consequences to COLT or any COLT 200_-_ Secured Noteholder; and

               (C) that all conditions precedent herein provided for in this
     Section 3.10 have been complied with, which shall include any filing required by the Exchange Act.

          (b) Except as otherwise expressly permitted by this COLT Indenture or any other COLT 200_-_ Basic Documents, COLT shall not sell, convey, exchange, transfer or otherwise dispose of any of the properties or assets included in the COLT 200_-_ Trust Estate to any Person, unless:

               (i) the Person that acquires such properties or assets of COLT
     (A) shall be a United States citizen or a Person organized and existing under the laws of the United States of America or any State or the District of Columbia and (B) by an indenture supplemental hereto, executed and delivered to the COLT Indenture Trustee, in form satisfactory to the COLT Indenture Trustee:

                    (1) expressly assumes the due and punctual payment of the principal of and interest on all COLT 200_-_ Secured Notes, and the performance or observance of every agreement and covenant of this COLT Indenture on the part of COLT to be performed or observed, all as provided herein;

                    (2) expressly agrees that all right, title and interest so sold, conveyed, exchanged, transferred or otherwise disposed of shall be subject and subordinate to the rights of COLT 200_-_ Secured Noteholders;

                    (3) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless COLT against and from any loss, liability or expense arising under or related to this COLT Indenture and the COLT 200_-_ Secured Notes; and

                    (4) expressly agrees that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the COLT 200_-_ Secured Notes;

               (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

               (iii) the Approval Condition shall have been satisfied with respect to such transaction and such Person for the COLT 200_-_ Secured Notes;

               (iv) any action as is necessary to maintain the lien and security interest created by this COLT Indenture in the COLT 200_-_ Collateral shall have been taken; and

               (v) COLT shall have delivered to the COLT Indenture Trustee an Officer's Certificate and an Opinion of Counsel addressed to COLT, each stating that:

               (A) such sale, conveyance, exchange, transfer or disposition and such supplemental indenture comply with this Section 3.10;

               (B) such sale, conveyance, exchange, transfer or disposition and such supplemental indenture have no material adverse tax consequence to COLT or to any COLT 200_-_ Secured Noteholder; and

               (C) that all conditions precedent herein provided for in this
     Section 3.10 have been complied with, which shall include any filing required by the Exchange Act.

          SECTION 3.11 Successor or Transferee.

          (a) Upon any consolidation or merger of COLT in accordance with
Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than COLT) shall succeed to, and be substituted for, and may exercise every right and power of, COLT under this COLT Indenture and the other COLT 200_-_ Basic Documents with the same effect as if such Person had been named as COLT herein.

          (b) Upon a conveyance or transfer of all or substantially all the assets and properties included in the COLT 200_-_ Collateral pursuant to Section 3.10(b), COLT shall be released from every covenant and agreement of this COLT Indenture and the other COLT 200_-_ Basic Documents to be observed or performed on the part of COLT with respect to the COLT 200_-_ Secured Notes immediately upon the delivery of written notice to the COLT Indenture Trustee from the Person acquiring such assets and properties stating that COLT is to be so released.

          SECTION 3.12 No Other Business. COLT shall not engage in any business or activity other than acquiring, holding and managing the COLT 200_-_ Trust Estate and the proceeds therefrom in the manner contemplated by the COLT 200_-_ Basic Documents, issuing COLT 200_-_ Secured Notes and the COLT 200_-_ Certificate, making payments on COLT 200_-_ Secured Notes and the COLT 200_-_ Certificate and such other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or are otherwise described or set forth in Section 2.3 of the Declaration.

          SECTION 3.13 No Borrowing. COLT shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness for money borrowed other than indebtedness for money borrowed in respect of the COLT 200_-_ Secured Notes, money borrowed in respect of any other Series of Secured Notes or otherwise in accordance with the COLT 200_-_ Basic Documents including Section 2.3 of the Declaration.

          SECTION 3.14 Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this COLT Indenture or the other COLT 200_-_ Basic Documents, COLT shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

          SECTION 3.15 Servicer's Obligations. COLT shall use its best efforts to cause the Servicer to comply with its obligations under Sections 2.15, 2.16 and 2.17 of the COLT Servicing Agreement.

          SECTION 3.16 Capital Expenditures. COLT shall not make any expenditure (whether by long-term or operating lease or otherwise) for capital assets (either real, personal or intangible property) other than the purchase of the Series 200_-_ Lease Assets and other related property and rights from time to time pursuant to the COLT Sale and Contribution Agreement.

          SECTION 3.17 Restricted Payments. Except for payments of principal or interest on the COLT 200_-_ Secured Notes or payment on the CARAT Collection Account Shortfall Amount, so long as any COLT 200_-_ Secured Notes are Outstanding, COLT shall not, directly or indirectly:

          (a) pay any dividend or make any distribution from collections received on the COLT 200_-_ Trust Estate (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the COLT Owner Trustee or the Series 200_-_ Certificateholder or otherwise, in each case with respect to any ownership or equity interest or similar security in or of the Series 200_-_ Portfolio or to the Servicer;

          (b) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or similar security of the Series 200_-_ Portfolio; or

          (c) set aside or otherwise segregate any amounts for any such purpose;

provided, however, that COLT may make, or cause to be made (x) distributions to the Servicer, the COLT Indenture Trustee, the COLT Owner Trustee and the Series 200_-_ Certificateholder as permitted by, and to the extent funds are available for such purpose under, the COLT 200_-_ Basic Documents and (y) distributions from any other Series Portfolio in accordance with the transaction documents related to such other Series Portfolio. COLT shall not, directly or indirectly, make payments to or distributions from the COLT Collection Account except in accordance with the COLT 200_-_ Basic Documents.

          SECTION 3.18 Notice of Events of Default. COLT agrees to give the COLT Indenture Trustee, each COLT 200_-_ Secured Noteholder and the Rating Agencies prompt written notice of each Event of Default, each Servicer Default under the COLT Servicing Agreement, each default on the part of the Servicer of its obligations under the COLT 200_-_ Basic Documents and each default on the part of the Seller of its obligations under the COLT Sale and Contribution Agreement.

          SECTION 3.19 Further Instruments and Acts. Upon request of the COLT Indenture Trustee, COLT shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this COLT Indenture.

          SECTION 3.20 COLT Indenture Trustee's Assignment of Administrative Lease Assets and Warranty Lease Assets and Sale or Other Distribution of the Related Vehicles. Upon receipt of the Administrative Purchase Payment with respect to any Administrative Lease Asset or the Warranty Payment with respect to any Warranty Lease Asset, in each case into the COLT Collection Account, the COLT Indenture Trustee shall assign, without recourse, representation or warranty, (x) such Warranty Lease Asset to the Seller under the COLT Sale and Contribution Agreement, or (y) such Administrative Lease Asset to the Servicer under the COLT Servicing Agreement, as the case may be, all the COLT Indenture Trustee's right, title and interest in and to such purchased Series 200_-_ Lease Asset, all monies due thereon, the security interest in the related Vehicle and any and all proceeds, rights and remedies relating thereto, such assignment being an assignment outright and not for security; and the Seller or the Servicer, as applicable, shall thereupon own such Series 200_-_ Lease Asset, and all such security and documents, free of any further obligation to the COLT Indenture Trustee, the COLT 200_-_ Secured Noteholders or the COLT 200_-_ Certificateholder with respect thereto. In addition, the Servicer shall have the right to sell or otherwise dispose of the Vehicles related to the Series 200_-_ Lease Assets in accordance with the COLT Servicing Agreement. Upon the sale or other disposition of any such Vehicle by the Servicer, the lien of the COLT Indenture Trustee shall be automatically released upon the Servicer's receipt of the proceeds of any such sale or liquidation.

          If in any enforcement suit or legal proceeding it is held that the Servicer under the COLT Servicing Agreement may not enforce a Series 200_-_ Lease Asset included in the COLT 200_-_ Collateral on the ground that it is not a real party in interest or a holder entitled to enforce the Series 200_-_ Lease Asset, the COLT Indenture Trustee shall, at the Servicer's expense and written direction (which may be by electronic mail or other electronic transmission), take such steps as the Servicer deems necessary to enforce such Series 200_-_ Lease Asset, including bringing suit in the COLT Indenture Trustee's name or the names of the COLT 200_-_ Secured Noteholders and/or the COLT 200_-_ Certificateholder.

          SECTION 3.21 Representations and Warranties by COLT to the COLT Indenture Trustee. COLT hereby represents and warrants to the COLT Indenture Trustee as follows as of the Series 200_-_ Closing Date:

          (a) Good Title. No interest in any Series 200_-_ Lease Asset has been sold, transferred, assigned or pledged by COLT to any Person other than the COLT Indenture Trustee as of the Series 200_-_ Closing Date (except that GMAC, as initial holder of the COLT 200_-_ Secured Notes, has been named as the lienholder and VAULT has been named the legal titleholder on the certificates of title of the related Vehicles); immediately prior to the conveyance of such Series 200_-_ Lease Assets pursuant to this COLT Indenture, COLT had good and marketable title thereto, free of any Lien; and, upon execution and delivery of this COLT Indenture, the COLT Indenture Trustee shall have all of the right, title and interest of COLT in, to and under the Series 200_-_ Lease Assets, free of any Lien; and

          (b) All Filings Made. All filings (including UCC filings) and notations necessary in any jurisdiction to give the COLT Indenture Trustee (or, with respect to the Direct

COLT Pledge, each COLT 200_-_ Secured Noteholder) a first priority perfected security interest in the COLT 200_-_ Collateral have been made.

          SECTION 3.22 Maintenance of Separate Records for Each Series. So long as any COLT 200_-_ Secured Note remains Outstanding and pursuant to Section 3.2(a) of the Declaration, COLT shall maintain separate and distinct records with respect to the Series 200_-_ Lease Assets and the remainder of the Series 200_-_ Portfolio and the Series 200_-_ Lease Assets and the remainder of the Series 200_-_ Portfolio shall be held and accounted for separately from any other Trust Assets allocated to any other Series Portfolio or the Residual Interest.

                                   ARTICLE IV
                           SATISFACTION AND DISCHARGE

          SECTION 4.1 Satisfaction and Discharge of COLT Indenture. This COLT Indenture shall cease to be of further effect except as to: (i) rights of registration of transfer and exchange; (ii) substitution of mutilated, destroyed, lost or stolen COLT 200_-_ Secured Notes; (iii) rights of COLT 200_-_ Secured Noteholders to receive payments of principal thereof and interest thereon; (iv) Sections 3.3, 3.4, 3.5, 3.6, 3.10, 3.12, 3.13, 3.18, and 3.20; (v)
the rights, obligations and immunities of the COLT Indenture Trustee hereunder (including the rights of the COLT Indenture Trustee under Section 6.7 and the obligations of the COLT Indenture Trustee under Sections 4.2 and 4.4); and (vi) the rights of COLT 200_-_ Secured Noteholders as beneficiaries hereof with respect to the property so deposited with the COLT Indenture Trustee payable to all or any of them, and the COLT Indenture Trustee, on demand of and at the expense of COLT, shall execute proper instruments acknowledging satisfaction and discharge of this COLT Indenture with respect to the COLT 200_-_ Secured Notes, if:

          (a) either:

               (i) all COLT 200_-_ Secured Notes theretofore authenticated and delivered (other than (A) COLT 200_-_ Secured Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.4 and (B) COLT 200_-_ Secured Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by COLT and thereafter repaid to COLT or discharged from such trust, as provided in Section 3.3) have been delivered to the COLT Indenture Trustee for cancellation; or

               (ii) all COLT 200_-_ Secured Notes not theretofore delivered to the COLT Indenture Trustee for cancellation:

               (A) have become due and payable,

               (B) will be due and payable on their respective Final Maturity Dates within one year, or

               (C) are to be called for redemption within one year under arrangements satisfactory to the COLT Indenture Trustee for the giving of notice of redemption by the

     COLT Indenture Trustee in the name, and at the expense, of COLT or such COLT 200_-_ Secured Notes have been redeemed in accordance with Section 10.1,

     and COLT, in the case of clause (A), (B) or (C) of subsection 4.1(a)(ii) above, has irrevocably deposited or caused to be irrevocably deposited with the COLT Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire unpaid principal and accrued interest on such COLT 200_-_ Secured Notes not theretofore delivered to the COLT Indenture Trustee for cancellation when due on the Final Maturity Date for such COLT 200_-_ Secured Notes or the Redemption Date for such COLT 200_-_ Secured Notes (if such COLT 200_-_ Secured Notes have been called for redemption pursuant to Section 10.1), as the case may be;

          (b) COLT has paid or caused to be paid all amounts and has performed all obligations which COLT may owe to the COLT Indenture Trustee personally or to the COLT Indenture Trustee for the benefit of the COLT 200_-_ Secured Noteholders under this COLT Indenture and any other COLT 200_-_ Basic Documents; and

          (c) COLT has delivered to the COLT Indenture Trustee and to the COLT 200_-_ Secured Noteholders an Officer's Certificate of COLT, an Opinion of Counsel and (if required by the TIA or the COLT Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.1(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this COLT Indenture have been complied with.

          SECTION 4.2 Application of Trust Money. All monies deposited with the COLT Indenture Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the COLT 200_-_ Secured Notes and this COLT Indenture and the applicable provisions of the COLT Servicing Agreement, to the payment, either directly or through any Paying Agent, as the COLT Indenture Trustee may determine, to the Holders of the particular COLT 200_-_ Secured Notes for the payment or redemption of which such monies have been deposited with the COLT Indenture Trustee, of all sums due and to become due in accordance with this COLT Indenture and any other COLT 200_-_ Basic Documents; but such monies need not be segregated from other funds except to the extent required herein, in the COLT Servicing Agreement or by applicable law.

          SECTION 4.3 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this COLT Indenture with respect to the COLT 200_-_ Secured Notes, all monies then held by any Paying Agent other than the COLT Indenture Trustee under the provisions of this COLT Indenture with respect to all such COLT 200_-_ Secured Notes shall, upon demand of COLT, be paid to the COLT Indenture Trustee to be held and applied according to Section
3.3 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

          SECTION 4.4 Duration of Position of COLT Indenture Trustee. Notwithstanding the earlier payment in full of all principal and interest due to all COLT 200_-_

Secured Noteholders under the terms of the COLT 200_-_ Secured Notes and the cancellation of such COLT 200_-_ Secured Notes pursuant to Section 4.1, the COLT Indenture Trustee shall continue to act in the capacity as COLT Indenture Trustee hereunder for the benefit of the COLT 200_-_ Certificateholder and the COLT Indenture Trustee, and for the benefit of such COLT 200_-_ Certificateholder, shall comply with its obligations under the COLT Servicing Agreement, as appropriate, until such time as all distributions due to the Holder of the Series 200_-_ Certificate have been paid in full.

                                    ARTICLE V
                              DEFAULT AND REMEDIES

          SECTION 5.1 Events of Default. For the purposes of this COLT Indenture, "Event of Default" wherever used herein, means any one of the following events:

          (a) failure to pay the full Secured Note Interest Distributable Amount on any COLT 200_-_ Secured Note on any Payment Date, and such default shall continue unremedied for a period of five days; or

          (b) except as set forth in Section 5.1(c), failure to pay any principal of any COLT 200_-_ Secured Note as and when the same becomes due and payable, and such default continues unremedied for a period of 30 days after there shall have been given, by registered or certified mail, to the Servicer by the COLT Indenture Trustee or to the Servicer and the COLT Indenture Trustee by the Holders of not less than 25% of the Outstanding Amount of the COLT 200_-_ Secured Notes, a written notice specifying such default and demanding that it be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (c) failure to pay in full the Secured Note Principal Balance of any COLT 200_-_ Secured Notes by the Final Maturity Date; or

          (d) default in the observance or performance in any material respect of any covenant or agreement of COLT made in this COLT Indenture (other than a covenant or agreement a default in the observance or performance of which is specifically dealt with elsewhere in this Section 5.1) which failure materially and adversely affects the rights of the COLT 200_-_ Secured Noteholders, and such default shall continue or not be cured for a period of 30 days (x) after there shall have been given, by registered or certified mail, to COLT, the Seller (or the Servicer, as applicable) by the COLT Indenture Trustee or to COLT, the Seller (or the Servicer, as applicable) and the COLT Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the COLT 200_-_ Secured Notes, a written notice specifying such default, demanding that it be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (e) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of COLT or any substantial part of the COLT 200_-_ Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of COLT or for any substantial part of the COLT 200_-_ Trust

Estate, or ordering the winding-up or liquidation of COLT's affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

          (f) the commencement by COLT of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent of COLT to the entry of an order for relief in an involuntary case under any such law, or the consent by COLT to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of COLT or for any substantial part of the COLT 200_-_ Trust Estate, or the making by COLT of any general assignment for the benefit of creditors, or the failure by COLT generally to pay its debts as such debts become due, or the taking of action by COLT in furtherance of any of the foregoing.

COLT shall deliver to the COLT Indenture Trustee and the COLT 200_-_ Secured Noteholders promptly (and in any event within five Business Days) after learning of the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under Section 5.1(d), its status and what action COLT is taking or proposes to take with respect thereto.

          SECTION 5.2 Acceleration of Maturity; Rescission and Annulment.

          (a) If an Event of Default should occur and be continuing, then and in every such case, unless the principal amount of the COLT 200_-_ Secured Notes shall have already become due and payable, either the COLT Indenture Trustee or the holders of COLT 200_-_ Secured Notes representing not less than a majority of the Outstanding Amount of the COLT 200_-_ Secured Notes may declare all the COLT 200_-_ Secured Notes to be immediately due and payable, by a notice in writing to COLT and to the COLT Indenture Trustee if given by the COLT 200_-_ Secured Noteholders setting forth the Event of Default or Events of Default, and upon any such declaration the unpaid principal amount of the COLT 200_-_ Secured Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

          (b) At any time after such declaration of acceleration of maturity of the COLT 200_-_ Secured Notes has been made and before a judgment or decree for payment of the money due thereunder has been obtained by the COLT Indenture Trustee as hereinafter provided in this Article V, the holders of COLT 200_-_ Secured Notes representing not less than a majority of the Outstanding Amount of the COLT 200_-_ Secured Notes, by written notice to COLT and the COLT Indenture Trustee, may waive all Defaults set forth in the notice delivered pursuant to
Section 5.2(a) and rescind and annul such declaration and its consequences; provided, however, that no such rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereto; and provided, further, that if the COLT Indenture Trustee or the COLT 200_-_ Secured Noteholders shall have proceeded to enforce any right under this COLT Indenture and such Proceedings shall have been discontinued or abandoned because of such rescission and annulment or for any other reason, or such Proceedings shall have been determined adversely to the COLT Indenture Trustee or the COLT 200_-_ Secured Noteholders, then and in every such case, the COLT Indenture Trustee, COLT and the COLT 200_-_ Secured Noteholders, as the case may be, shall be restored to their respective former positions and rights hereunder, and all rights, remedies and powers of the COLT Indenture Trustee, COLT and the

COLT 200_-_ Secured Noteholders, as the case may be, shall continue as though no such Proceedings had been commenced.

          SECTION 5.3 Collection of Indebtedness and Suits for Enforcement by COLT Indenture Trustee.

          (a) COLT covenants that if an Event of Default occurs and such Event of Default has not been waived pursuant to Section 5.12, then COLT shall, upon demand of the COLT Indenture Trustee, pay to the COLT Indenture Trustee, for the ratable benefit of the COLT 200_-_ Secured Noteholders in accordance with their respective Secured Note Principal Balances, the entire amount then due and payable on the COLT 200_-_ Secured Notes for principal and interest, with interest upon the overdue principal and overdue interest at the COLT 200_-_ Secured Note Rate and any CARAT Collection Account Shortfall Amount and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the COLT Indenture Trustee and its agents and counsel.

          (b) If COLT shall fail forthwith to pay such amounts upon such demand, the COLT Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against COLT or other obligor upon the COLT 200_-_ Secured Notes and collect in the manner provided by law out of the property of the COLT 200_-_ Trust Estate, the monies adjudged or decreed to be payable.

          (c) If an Event of Default occurs and is continuing, the COLT Indenture Trustee may, as more particularly provided in Section 5.4, in its discretion, proceed to protect and enforce its rights and the rights of the COLT 200_-_ Secured Noteholders, by such appropriate Proceedings as the COLT Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this COLT Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the COLT Indenture Trustee by this COLT Indenture or by applicable law.

          (d) If there shall be pending, relative to COLT or any other obligor upon the COLT 200_-_ Secured Notes or any Person having or claiming an ownership interest in the COLT 200_-_ Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law, or if a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of COLT or its property or such obligor or Person, or in case of any other comparable judicial Proceedings relative to COLT or other obligor upon the COLT 200_-_ Secured Notes, or to the creditors or property of COLT or such other obligor, the COLT Indenture Trustee, irrespective of whether the principal of any COLT 200_-_ Secured Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the COLT Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

          (i) to file and prove a claim or claims for the whole amount of principal and interest and all other amounts owing and unpaid in respect of the COLT 200_-_ Secured Notes, and any CARAT Collection Account Shortfall Amount and to file such other papers or documents as may be necessary or advisable in order to have the claims of the COLT Indenture Trustee (including any claim for reasonable compensation to the COLT Indenture Trustee and each predecessor trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the COLT Indenture Trustee and each predecessor trustee, except as a result of negligence or bad faith) and of the COLT 200_-_ Secured Noteholders allowed in such Proceedings;

          (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the COLT 200_-_ Secured Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

          (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the COLT 200_-_ Secured Noteholders and of the COLT Indenture Trustee on their behalf; and

          (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the COLT Indenture Trustee or the COLT 200_-_ Secured Noteholders allowed in any judicial proceedings relative to COLT, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such COLT 200_-_ Secured Noteholders to make payments to the COLT Indenture Trustee for application in accordance with the priorities set forth in the COLT 200_-_ Basic Documents, and, if the COLT Indenture Trustee shall consent to the making of payments directly to such COLT 200_-_ Secured Noteholders, to pay to the COLT Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the COLT Indenture Trustee, each predecessor trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the COLT Indenture Trustee and each predecessor trustee except as a result of negligence or bad faith.

          (e) Nothing herein contained shall be deemed to authorize the COLT Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any COLT 200_-_ Secured Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the COLT 200_-_ Secured Notes or the rights of any Holder thereof or to authorize the COLT Indenture Trustee to vote in respect of the claim of any COLT 200_-_ Secured Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

          (f) All rights of action and of asserting claims under this COLT Indenture, or under any of the COLT 200_-_ Secured Notes may be enforced by the COLT Indenture Trustee without the possession of any of the COLT 200_-_ Secured Notes or the production thereof in any trial or other Proceedings relative thereto, and any such Proceedings instituted by the COLT Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation


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

of the COLT Indenture Trustee, each predecessor COLT Indenture Trustee and their respective agents and attorneys, shall be for the benefit of the COLT 200_-_ Secured Noteholders in accordance with the priorities set forth in the COLT 200_-_ Basic Documents.

          (g) In any Proceedings brought by the COLT Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this COLT Indenture to which the COLT Indenture Trustee shall be a party), the COLT Indenture Trustee shall be held to represent all the COLT 200_-_ Secured Noteholders, and it shall not be necessary to make any the COLT 200_-_ Secured Noteholders a party to any such Proceedings.

          SECTION 5.4 Remedies; Priorities.

          (a) If an Event of Default shall have occurred and be continuing and the COLT 200_-_ Secured Notes have been accelerated under Section 5.2(a), the COLT Indenture Trustee may do one or more of the following (subject to Sections
5.3 and 5.5):

               (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then due and payable on such COLT 200_-_ Secured Notes, under this COLT Indenture with respect thereto, whether by declaration of acceleration or otherwise, enforce any judgment obtained, and collect from the COLT 200_-_ Trust Estate and any other obligor upon such COLT 200_-_ Secured Notes monies adjudged due;

               (ii) institute Proceedings from time to time for the complete or partial foreclosure of this COLT Indenture with respect to the COLT 200_-_ Collateral and of the VAULT Security Agreement with respect to the Pledged Collateral;

               (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the COLT Indenture Trustee and the COLT 200_-_ Secured Noteholders; and

               (iv) sell the COLT 200_-_ Trust Estate, or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law or elect to have COLT maintain possession of the COLT 200_-_ Trust Estate, including the Series 200_-_ Lease Assets included therein, and continue to apply collections on such Series 200_-_ Lease Assets as if there had been no declaration of acceleration; provided, however, that the COLT Indenture Trustee may not sell or otherwise liquidate the COLT 200_-_ Trust Estate following an Event of Default and acceleration of the COLT 200_-_ Secured Notes, except as is set forth in Section 3.20, unless (i)(A) the Holders of all of the aggregate Outstanding Amount of the COLT 200_-_ Secured Notes consent thereto, (B) the proceeds of such sale or liquidation distributable to the Holders of the COLT 200_-_ Secured Notes are sufficient to discharge in full the principal of and the accrued interest on the COLT 200_-_ Secured Notes as of the date of such sale or liquidation or (C) (x) there has been an Event of Default under Section 5.1(a), (b) or (c) or otherwise arising from a failure to make a required payment of principal on the COLT 200_-_ Secured Notes, (y) the COLT Indenture Trustee determines that the COLT 200_-_ Trust Estate will not continue to provide sufficient


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

     funds for the payment of principal of and interest on the COLT 200_-_ Secured Notes as and when they would have become due if the COLT 200_-_ Secured Notes had not been declared due and payable and (z) the COLT Indenture Trustee obtains the consent of the Holders of all of the aggregate Outstanding Amount of the COLT 200_-_ Secured Notes, and (ii) 10 days' prior written notice of sale or liquidation has been given to the Rating Agencies. In determining such sufficiency or insufficiency with respect to clauses (B) and (C), the COLT Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the COLT 200_-_ Trust Estate for such purpose.

          (b) If the COLT Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

               FIRST: to the COLT Indenture Trustee for amounts due under
     Section 6.7 and then to the COLT Owner Trustee for amounts due to the COLT Owner Trustee (not including amounts due for payments to the Series 200_-_ Certificateholder) under Section 6.9 of the Declaration; and

               SECOND: to the COLT Collection Account for distribution in the following priority: (i) payment in full of the accrued and unpaid interest on the COLT 200_-_ Secured Notes; (ii) payment in full of unpaid principal balance of the COLT 200_-_ Secured Notes; (iii) to the CARAT Collection Account towards payment in full of any CARAT Collection Account Shortfall Amount and (iv) the remainder shall be distributed in accordance with the instructions of the COLT 200_-_ Certificateholder.

          SECTION 5.5 Optional Preservation of the Series 200_-_ Lease Assets. If the COLT 200_-_ Secured Notes have been declared to be due and payable under
Section 5.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled in accordance with Section 5.2(b), the COLT Indenture Trustee may, but need not, elect to take and maintain possession of the COLT 200_-_ Trust Estate. It is the desire of the parties hereto and the COLT 200_-_ Secured Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the COLT 200_-_ Secured Notes, and the COLT Indenture Trustee shall take such desire into account when determining whether or not to take and maintain possession of the COLT 200_-_ Trust Estate. In determining whether to take and maintain possession of the COLT 200_-_ Trust Estate, the COLT Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the COLT 200_-_ Trust Estate for such purpose.

          SECTION 5.6 Limitation of Suits. No Holder of any COLT 200_-_ Secured Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this COLT Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (a) such Holder has previously given written notice to the COLT Indenture Trustee of a continuing Event of Default;


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

          (b) the Holders of not less than 25% of the Outstanding Amount of the COLT 200_-_ Secured Notes have made written request to the COLT Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as COLT Indenture Trustee hereunder;

          (c) such Holder or Holders have offered to the COLT Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

          (d) the COLT Indenture Trustee for 60 days after the earlier of (x) its receipt of such notice, request and offer of indemnity and (y) any similar notice, request and offer of indemnity to the CARAT Indenture Trustee under
Section 5.6 of the CARAT Indenture, has failed to institute such Proceedings;
and

          (e) no direction inconsistent with such written request has been given to the COLT Indenture Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the COLT 200_-_ Secured Notes;

it being understood and intended that no one or more Holders of the COLT 200_-_ Secured Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this COLT Indenture to affect, disturb or prejudice the rights of any other Holders of the COLT 200_-_ Secured Notes or to obtain or to seek to obtain priority or preference over any other Holders of the COLT 200_-_ Secured Notes or to enforce any right under this COLT Indenture, except in the manner herein provided and for the equal, ratable (on the basis of the respective aggregate amount of principal and interest, respectively, due and unpaid on the COLT 200_-_ Secured Note held by such COLT 200_-_ Secured Noteholder) and common benefit of all Holders of the COLT 200_-_ Secured Notes. For the protection and enforcement of the provisions of this Section 5.6, each and every COLT 200_-_ Secured Noteholder shall be entitled to such relief as can be given either at law or in equity.

          If the COLT Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of the COLT 200_-_ Secured Notes, each representing less than a majority of the Outstanding Amount of the COLT 200_-_ Secured Notes, the COLT Indenture Trustee shall take the action requested by the group representing the higher percentage of the Outstanding Amount of the COLT 200_-_ Secured Notes.

          SECTION 5.7 Unconditional Rights of the COLT 200_-_ Secured Noteholders to Receive Principal and Interest. Notwithstanding any other provisions in this COLT Indenture, the Holder of any COLT 200_-_ Secured Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such COLT 200_-_ Secured Note on or after the respective due dates thereof expressed in such COLT 200_-_ Secured Note or in this COLT Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

          SECTION 5.8 Restoration of Rights and Remedies. If the COLT Indenture Trustee or any COLT 200_-_ Secured Noteholder has instituted any Proceeding to enforce any right or remedy under this COLT Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the COLT Indenture Trustee or to such COLT 200_-_ Secured Noteholder, then and in every such case COLT, the COLT Indenture Trustee and the COLT 200_-_ Secured Noteholders shall, subject to any determination in such Proceeding, be restored severally to their respective former positions hereunder, and thereafter all rights and remedies of the COLT Indenture Trustee and the COLT 200_-_ Secured Noteholders shall continue as though no such Proceeding had been instituted.

          SECTION 5.9 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the COLT Indenture Trustee or to the COLT 200_-_ Secured Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 5.10 Delay or Omission, Not a Waiver. No delay or omission of the COLT Indenture Trustee or any Holder of any COLT 200_-_ Secured Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the COLT Indenture Trustee or to the COLT 200_-_ Secured Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the COLT Indenture Trustee or by the COLT 200_-_ Secured Noteholders, as the case may be.

          SECTION 5.11 Control by the COLT 200_-_ Secured Noteholders. The Holders of a majority of the Outstanding Amount of the COLT 200_-_ Secured Notes shall, subject to provision being made for indemnification against costs, expenses and liabilities in a form satisfactory to the COLT Indenture Trustee, have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the COLT Indenture Trustee with respect to the COLT 200_-_ Secured Notes or exercising any trust or power conferred on the COLT Indenture Trustee; provided, however, that:

          (a) such direction shall not be in conflict with any rule of law or with this COLT Indenture;

          (b) subject to the express terms of Section 5.4, any direction to the COLT Indenture Trustee to sell or liquidate the COLT 200_-_ Trust Estate shall be by the Holders of COLT 200_-_ Secured Notes representing not less than 100% of the Outstanding Amount of the COLT 200_-_ Secured Notes;

          (c) if the conditions set forth in Section 5.5 have been satisfied and the COLT Indenture Trustee elects to retain the COLT 200_-_ Trust Estate pursuant to Section 5.5, then any direction to the COLT Indenture Trustee by Holders of COLT 200_-_ Secured Notes representing less than 100% of the Outstanding Amount of the COLT 200_-_ Secured Notes to sell or liquidate the COLT 200_-_ Trust Estate shall be of no force and effect; and

          (d) the COLT Indenture Trustee may take any other action deemed proper by the COLT Indenture Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 6.1, the COLT Indenture Trustee need not take any action that it determines might cause it to incur any liability with respect to which the COLT Indenture Trustee shall have reasonable grounds to believe that adequate indemnity against such liability is not assured to it or might materially adversely affect the rights of the COLT 200_-_ Secured Noteholders not consenting to such action.

          SECTION 5.12 Waiver of Past Defaults.

          (a) Prior to the declaration of the acceleration of the maturity of the COLT 200_-_ Secured Notes as provided in Section 5.2, the Holders of not less than a majority of the Outstanding Amount of the COLT 200_-_ Secured Notes may waive any past Default or Event of Default and its consequences except a Default or Event of Default (i) in the payment of principal of or interest on any of the COLT 200_-_ Secured Notes or (ii) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Holder of each such COLT 200_-_ Secured Note. In the case of any such waiver, COLT, the COLT Indenture Trustee and the COLT 200_-_ Secured Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

          (b) Upon any such waiver, such Default or Event of Default shall cease to exist and be deemed to have been cured and not to have occurred (and any Event of Default arising from any such Default shall be deemed to have been cured and not to have occurred) for every purpose of this COLT Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

          SECTION 5.13 Undertaking for Costs. All parties to this COLT Indenture agree, and each Holder of any COLT 200_-_ Secured Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any Proceeding for the enforcement of any right or remedy under this COLT Indenture, or in any Proceeding against the COLT Indenture Trustee for any action taken, suffered or omitted by it as COLT Indenture Trustee, the filing by any party litigant in such Proceeding of an undertaking to pay the costs of such Proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such Proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13, shall not apply to:

          (a) any Proceeding instituted by the COLT Indenture Trustee;

          (b) any Proceeding instituted by any COLT 200_-_ Secured Noteholder or group of COLT 200_-_ Secured Noteholders holding in the aggregate more than 10% of the Outstanding Amount of the COLT 200_-_ Secured Notes; or

          (c) any Proceeding instituted by any COLT 200_-_ Secured Noteholder for the enforcement of the payment of principal of or interest on any COLT 200_-_ Secured Note on


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

or after the respective due dates expressed in such COLT 200_-_ Secured Note and in this COLT Indenture (or, in the case of redemption, on or after the Redemption Date).

          SECTION 5.14 Waiver of Stay or Extension Laws. COLT covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this COLT Indenture. COLT (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the COLT Indenture Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 5.15 Action on COLT 200_-_ Secured Notes. The COLT Indenture Trustee's right to seek and recover judgment on the COLT 200_-_ Secured Notes or under this COLT Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this COLT Indenture. Neither the lien of this COLT Indenture in the COLT 200_-_ Collateral or the lien of the VAULT Security Agreement in the Pledged Collateral nor any rights or remedies of the COLT Indenture Trustee or the COLT 200_-_ Secured Noteholders shall be impaired by the recovery of any judgment by the COLT Indenture Trustee against COLT or by the levy of any execution under such judgment upon any portion of the COLT 200_-_ Trust Estate or upon any of the assets of COLT. Any money or property collected by the COLT Indenture Trustee shall be applied in accordance with Section 5.4(b).

          SECTION 5.16 Performance and Enforcement of Certain Obligations.

          (a) Promptly following a request from the COLT Indenture Trustee to do so and at the Servicer's expense, COLT agrees to take all such lawful action as the COLT Indenture Trustee may request to compel or secure the performance and observance by the Seller and the Servicer of their respective obligations to COLT under or in connection with the COLT 200_-_ Basic Documents in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to COLT under or in connection with the COLT 200_-_ Basic Documents to the extent and in the manner directed by the COLT Indenture Trustee, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the COLT 200_-_ Basic Documents.

          (b) If an Event of Default has occurred and is continuing, the COLT Indenture Trustee may, and, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of 66-2/3% of the Outstanding Amount of the COLT 200_-_ Secured Notes shall, exercise all rights, remedies, powers, privileges and claims of COLT against the Seller or the Servicer under or in connection with the COLT 200_-_ Basic Documents, including the right or power to take any action to compel or secure performance or observance by the Seller or the Servicer of each of their obligations to COLT thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the COLT 200_-_ Basic Documents, and any right of COLT to take such action shall be suspended.

                                   ARTICLE VI
                           THE COLT INDENTURE TRUSTEE

          SECTION 6.1 Duties of COLT Indenture Trustee.

          (a) If an Event of Default has occurred and is continuing, the COLT Indenture Trustee shall exercise the rights and powers vested in it by this COLT Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) Except during the continuance of an Event of Default, the COLT Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this COLT Indenture and the COLT Servicing Agreement and no implied covenants or obligations shall be read into this COLT Indenture or the COLT Servicing Agreement against the COLT Indenture Trustee; and

          (c) In the absence of bad faith on its part, the COLT Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the COLT Indenture Trustee and conforming to the requirements of this COLT Indenture; provided, however, that the COLT Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this COLT Indenture.

          (d) The COLT Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith, except that:

               (i) this Section 6.1(d) does not limit the effect of Section 6.1(b);

               (ii) the COLT Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the COLT Indenture Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the COLT Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to any provision of this COLT Indenture or any other COLT 200_-_ Basic Document.

          (e) The COLT Indenture Trustee shall not be liable for interest on any money received by it except as the COLT Indenture Trustee may agree in writing with COLT.

          (f) Money held in trust by the COLT Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this COLT Indenture, the COLT Servicing Agreement or the other COLT 200_-_ Basic Documents.

          (g) No provision of this COLT Indenture or any other COLT 200_-_ Basic Document shall require the COLT Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (h) Every provision of this COLT Indenture and each other COLT 200_-_ Basic Document relating to the COLT Indenture Trustee shall be subject to the provisions of this Section 6.1 and to the provisions of the TIA.

          (i) The COLT Indenture Trustee shall have no liability or responsibility for the acts or omissions of any other party to any of the COLT 200_-_ Basic Documents.

          (j) In no event shall the COLT Indenture Transfer be liable for any damages in the nature of special, indirect or consequential damages, however styled, including lost profits, even if the COLT Indenture Trustee has been advised of the likelihood of such loss or damage.

          SECTION 6.2 Rights of COLT Indenture Trustee.

          (a) The COLT Indenture Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The COLT Indenture Trustee need not investigate any fact or matter stated in the document.

          (b) Before the COLT Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The COLT Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel.

          (c) The COLT Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the COLT Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

          (d) The COLT Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the COLT Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

          (e) The COLT Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this COLT Indenture and the COLT 200_-_ Secured Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The COLT Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this COLT Indenture at the request or direction of any of the Holders pursuant to this COLT Indenture, unless such Holders shall have offered to the COLT Indenture Trustee security or indemnity satisfactory to the COLT Indenture Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (g) The COLT Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the COLT Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (h) The COLT Indenture Trustee shall not be deemed to have notice of any Default, Event of Default or Servicer Default unless a Responsible Officer of the COLT Indenture Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the COLT Indenture Trustee at the Corporate Trust Office of the COLT Indenture Trustee, and such notice references the COLT 200_-_ Secured Notes and this COLT Indenture.

          (i) The rights, privileges, protections, immunities and benefits given to the COLT Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the COLT Indenture Trustee in each of its capacities hereunder.

          SECTION 6.3 COLT Indenture Trustee May Own COLT 200_-_ Secured Notes. The COLT Indenture Trustee in its individual or any other capacity may become the owner or pledgee of COLT 200_-_ Secured Notes and the Secured Notes of any other Series and may otherwise deal with COLT, the Servicer or any of their respective Affiliates with the same rights it would have if it were not COLT Indenture Trustee; provided, however, that the COLT Indenture Trustee shall comply with Sections 6.10 and 6.11. Any Paying Agent, Secured Note Registrar, co-registrar or co-paying agent may do the same with like rights.

          SECTION 6.4 COLT Indenture Trustee's Disclaimer. The COLT Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of any COLT 200_-_ Basic Document, including this COLT Indenture or the COLT 200_-_ Secured Notes, it shall not be accountable for COLT's use of the proceeds from the COLT 200_-_ Secured Notes, and it shall not be responsible for any statement of COLT in the COLT Indenture or in any document issued in connection with the sale of any COLT 200_-_ Secured Notes or in the COLT 200_-_ Secured Notes other than the COLT Indenture Trustee's certificate of authentication.

          SECTION 6.5 Notice of Default. If a Default occurs and is continuing and if it is known to a Responsible Officer of the COLT Indenture Trustee, the COLT Indenture Trustee shall mail to each COLT 200_-_ Secured Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal or of interest on any COLT 200_-_ Secured Note, the COLT Indenture Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interest of the COLT 200_-_ Secured Noteholders.

          SECTION 6.6 Reports by COLT Indenture Trustee.

          (a) To the extent any COLT 200_-_ Secured Noteholder does not receive such documents or information directly, the COLT Indenture Trustee shall deliver to each such COLT 200_-_ Secured Noteholder, as applicable, the documents and information set forth in Article

VII, and, in addition, all such information with respect to the COLT 200_-_ Secured Notes as may be required to enable such Holder to prepare its federal and state income tax returns.

          (b) The COLT Indenture Trustee shall:

               (i) deliver to COLT, CARI, the COLT Owner Trustee, the CARAT Owner Trustee and the Servicer a report of its assessment of compliance with the minimum Servicing Criteria regarding general servicing, cash and collection administration, investor remittances and reporting, and pool asset administration during the preceding calendar year, including disclosure of any material instance of non-compliance identified by the COLT Indenture Trustee, as required by Rule 13a-18 and Rule 15d-18 of the Exchange Act, and Item 1122 of Regulation AB under the Securities Act;

               (ii) cause a firm of registered public accountants that is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act to deliver to COLT, CARI, the COLT Owner Trustee, the CARAT Owner Trustee and the Servicer an attestation report that satisfies the requirements of Rule 13a-18 or Rule 15d-18 under the Exchange Act, as applicable, on the assessment of compliance with Servicing Criteria with respect to the prior calendar year for inclusion in COLT's or the Trust's 10-K filing; such attestation report shall be in accordance with Rule 1-02(a)(3) and Rule 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; and

               (iii) deliver to COLT, CARI and any other Person that will be responsible for signing the certification (a "Sarbanes Certification") required by Rule 13a-14(d) and Rule 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of COLT, CARI or the Trust with respect to the CARAT 200_-SN_ securitization transaction a certification substantially in the form attached hereto as Exhibit B or such form as mutually agreed upon by COLT, CARI and the COLT Indenture Trustee; the COLT Indenture Trustee acknowledges that the parties identified in this clause (iii) may rely on the certification provided by the COLT Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

          (c) The reports referred to in Section 6.6(b) shall be delivered on or before March 15 of each year that a 10-K filing is required to be filed by COLT or the Trust, beginning March 15, 200_.

          SECTION 6.7 Compensation; Indemnity.

          (a) COLT shall cause the Servicer to pay to the COLT Indenture Trustee from time to time such compensation for its services as is set forth in the COLT Servicing Agreement. The COLT Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. COLT shall cause the Servicer pursuant to the COLT Servicing Agreement to reimburse the COLT Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the COLT Indenture Trustee's agents, external counsel, accountants and experts. COLT shall cause the Servicer to indemnify the COLT Indenture Trustee in accordance with the COLT Servicing Agreement.

          (b) COLT's obligations to the COLT Indenture Trustee pursuant to
Section 6.7(a) shall survive the discharge of this COLT Indenture. When the COLT Indenture Trustee incurs expenses after the occurrence of a Default specified in
Section 5.1(e) or (f), the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

          SECTION 6.8 Replacement of COLT Indenture Trustee.

          (a) The COLT Indenture Trustee may at any time give notice of its intent to resign by so notifying COLT and the COLT 200_-_ Secured Noteholders; provided, however, that no such resignation shall become effective and the COLT Indenture Trustee shall not resign prior to the time set forth in Section 6.8(c). The Holders of a majority of the Outstanding Amount of the COLT 200_-_ Secured Notes may remove the COLT Indenture Trustee by so notifying the COLT Indenture Trustee and may appoint a successor COLT Indenture Trustee. Such resignation or removal shall become effective in accordance with Section 6.8(c). COLT shall remove the COLT Indenture Trustee if:

               (i) the COLT Indenture Trustee fails to comply with Section 6.11;

               (ii) the COLT Indenture Trustee is adjudged bankrupt or insolvent;

               (iii) a receiver or other public officer takes charge of the COLT Indenture Trustee or its property; or

               (iv) the COLT Indenture Trustee otherwise becomes incapable of acting.

          (b) If the COLT Indenture Trustee gives notice of its intent to resign or is removed or if a vacancy exists in the office of COLT Indenture Trustee for any reason (the COLT Indenture Trustee in such event being referred to herein as the retiring COLT Indenture Trustee), COLT shall promptly appoint and designate a successor COLT Indenture Trustee.

          (c) A successor COLT Indenture Trustee shall deliver a written acceptance of its appointment and designation to the retiring COLT Indenture Trustee and to COLT. Thereupon the resignation or removal of the retiring COLT Indenture Trustee shall become effective, and the successor COLT Indenture Trustee shall have all the rights, powers and duties of the COLT Indenture Trustee under this COLT Indenture. The successor COLT Indenture Trustee shall mail a notice of its succession to the COLT 200_-_ Secured Noteholders. The retiring COLT Indenture Trustee shall promptly transfer all property held by it as COLT Indenture Trustee to the successor COLT Indenture Trustee.

          (d) If a successor COLT Indenture Trustee does not take office within 60 days after the retiring COLT Indenture Trustee gives notice of its intent to resign or is removed, the retiring COLT Indenture Trustee, COLT or the Holders of a majority of the Outstanding Amount of the COLT 200_-_ Secured Notes may petition any court of competent jurisdiction for the appointment and designation of a successor COLT Indenture Trustee.

          (e) If the COLT Indenture Trustee fails to comply with Section 6.11, any COLT 200_-_ Secured Noteholder may petition any court of competent jurisdiction for the removal of the COLT Indenture Trustee and the appointment of a successor COLT Indenture Trustee.

          (f) Notwithstanding the replacement of the COLT Indenture Trustee pursuant to this Section 6.8, COLT's obligations under Section 6.7 and the Servicer's corresponding obligations under the COLT Servicing Agreement shall continue for the benefit of the retiring COLT Indenture Trustee.

          SECTION 6.9 Merger or Consolidation of COLT Indenture Trustee.

          (a) Any corporation into which the COLT Indenture Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the COLT Indenture Trustee shall be a party, or any corporation succeeding to the corporate trust business of the COLT Indenture Trustee, shall be the successor of the COLT Indenture Trustee under this COLT Indenture; provided, however, that such corporation shall be eligible under the provisions of Section 6.11, without the execution or filing of any instrument or any further act on the part of any of the parties to this COLT Indenture.

          (b) If at the time such successor or successors by merger or consolidation to the COLT Indenture Trustee shall succeed to the trusts created by this COLT Indenture, any of the COLT 200_-_ Secured Notes shall have been authenticated but not delivered, any such successor to the COLT Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such COLT 200_-_ Secured Notes so authenticated; and in case at that time any of the COLT 200_-_ Secured Notes shall not have been authenticated, any successor to the COLT Indenture Trustee may authenticate such COLT 200_-_ Secured Notes either in the name of any predecessor hereunder or in the name of the successor to the COLT Indenture Trustee. In all such cases such certificate of authentication shall have the same full force as is provided anywhere in the COLT 200_-_ Secured Notes or herein with respect to the certificate of authentication of the COLT Indenture Trustee.

          SECTION 6.10 Appointment of Co-COLT Indenture Trustee or Separate COLT Indenture Trustee.

          (a) Notwithstanding any other provisions of this COLT Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the COLT 200_-_ Trust Estate may at the time be located, the COLT Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, jointly with the COLT Indenture Trustee, or separate indenture trustees, of all or any part of the COLT 200_-_ Trust Estate and to vest in such Person or Persons, in such capacity and for the benefit of the COLT 200_-_ Secured Noteholders, such title to the COLT 200_-_ Trust Estate, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the COLT Indenture Trustee may consider necessary or desirable. No co-indenture trustee or separate indenture trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to COLT 200_-_ Secured Noteholders of the appointment of any co-indenture trustee or separate indenture trustee shall be required under Section 6.8.

          (b) Every separate indenture trustee and co-indenture trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties and obligations conferred or imposed upon the COLT Indenture Trustee shall be conferred or imposed upon and exercised or performed by the COLT Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate indenture trustee or co-indenture trustee is not authorized to act separately without the COLT Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the COLT Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the COLT 200_-_ Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the COLT Indenture Trustee;

               (ii) no co-indenture trustee or separate indenture trustee hereunder shall be personally liable by reason of any act or omission of any other co-indenture trustee or separate indenture trustee hereunder; and

               (iii) the COLT Indenture Trustee may at any time accept the resignation of or remove any separate indenture trustee or co-indenture trustee.

          (c) Any notice, request or other writing given to the COLT Indenture Trustee shall be deemed to have been given to each of the then separate indenture trustees and co-indenture trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this COLT Indenture and the conditions of this Article VI. Each separate indenture trustee and co-indenture trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the COLT Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this COLT Indenture, specifically including every provision of this COLT Indenture relating to the conduct of, affecting the liability of, or affording protection to, the COLT Indenture Trustee. Every such instrument shall be filed with the COLT Indenture Trustee.

          (d) Any separate indenture trustee or co-indenture trustee may at any time appoint the COLT Indenture Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this COLT Indenture on its behalf and in its name. If any separate indenture trustee or co-indenture trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the COLT Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor co-indenture trustee or successor indenture trustee.

          SECTION 6.11 Eligibility; Disqualification. The COLT Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a). The COLT Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and (unless waived by Moody's, if Moody's is rating the COLT 200_-_ Secured Notes) it shall have a long term unsecured debt rating of Baa3 or better by Moody's. The COLT Indenture Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA
Section 310(b)(1) any indenture or indentures under which other securities of COLT are outstanding if the requirements for such exclusion set forth in TIA
Section 310(b)(1) are met.

          SECTION 6.12 Preferential Collection of Claims Against COLT. The COLT Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

          SECTION 6.13 Representations and Warranties of COLT Indenture Trustee. The COLT Indenture Trustee represents and warrants as of the Series 200_-_ Closing Date that:

          (a) the COLT Indenture Trustee (i) is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and (ii) satisfies the eligibility requirements set forth in Section 6.11;

          (b) the COLT Indenture Trustee has full power, authority and legal right to execute, deliver and perform this COLT Indenture and any other COLT 200_-_ Basic Document to which it is a party, and has taken all necessary action to authorize the execution, delivery and performance by it of this COLT Indenture and any other COLT 200_-_ Basic Document to which it is a party;

          (c) the execution, delivery and performance by the COLT Indenture Trustee of this COLT Indenture and any other COLT 200_-_ Basic Document to which it is a party (i) shall not violate any provision of any law or regulation governing the banking and trust powers of the COLT Indenture Trustee or any order, writ, judgment or decree of any court, arbitrator, or Governmental Authority applicable to the COLT Indenture Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or by-laws of the COLT Indenture Trustee and (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the COLT 200_-_ Trust Estate pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have a materially adverse effect on the COLT Indenture Trustee's performance or ability to perform its duties under this COLT Indenture and any other COLT 200_-_ Basic Document to which it is a party or on the transactions contemplated hereunder and thereunder;

          (d) the execution, delivery and performance by the COLT Indenture Trustee of this COLT Indenture and any other COLT 200_-_ Basic Document to which it is a party shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any Governmental Authority or agency regulating the banking and corporate trust activities of the COLT Indenture Trustee; and

          (e) this COLT Indenture and any other COLT 200_-_ Basic Document to which it is a party have been duly executed and delivered by the COLT Indenture Trustee and constitutes the legal, valid and binding agreement of the COLT Indenture Trustee, enforceable in accordance with their terms.

          SECTION 6.14 COLT Indenture Trustee May Enforce Claims Without Possession of COLT 200_-_ Secured Notes. All rights of action and claims under this COLT Indenture or the COLT 200_-_ Secured Notes may be prosecuted and enforced by the COLT Indenture Trustee without the possession of any of the COLT 200_-_ Secured Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the COLT Indenture Trustee shall be brought in its own name as COLT Indenture Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the COLT Indenture Trustee, its agents and counsel, be for the ratable benefit of the COLT 200_-_ Secured Noteholders in respect of which such judgment has been obtained.

          SECTION 6.15 Suit for Enforcement. If an Event of Default shall occur and be continuing, the COLT Indenture Trustee, in its discretion may, subject to the provisions of Section 6.1, proceed to protect and enforce its rights and the rights of the COLT 200_-_ Secured Noteholders under this COLT Indenture by a Proceeding whether for the specific performance of any covenant or agreement contained in this COLT Indenture or in aid of the execution of any power granted in this COLT Indenture or for the enforcement of any other legal, equitable or other remedy as the COLT Indenture Trustee, being advised by counsel, shall deem necessary to protect and enforce any of the rights of the COLT Indenture Trustee or the COLT 200_-_ Secured Noteholders.

          SECTION 6.16 Rights of COLT 200_-_ Secured Noteholders to Direct COLT Indenture Trustee. The Holders of not less than a majority of the Outstanding Amount of the COLT 200_-_ Secured Notes, shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the COLT Indenture Trustee or exercising any trust or power conferred on the COLT Indenture Trustee; provided, however, that subject to Section 6.1, the COLT Indenture Trustee shall have the right to decline to follow any such direction if the COLT Indenture Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the COLT Indenture Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed would be illegal or subject it to personal liability; and provided, further, that nothing in this COLT Indenture shall impair the right of the COLT Indenture Trustee to take any action deemed proper by the COLT Indenture Trustee and which is not inconsistent with such direction by the COLT 200_-_ Secured Noteholders.

                                   ARTICLE VII
               COLT 200_-_ SECURED NOTEHOLDERS' LISTS AND REPORTS

          SECTION 7.1 COLT to Furnish COLT Indenture Trustee Names and Addresses of COLT 200_-_ Secured Noteholders. COLT shall furnish or cause to be furnished by the Servicer to the COLT Indenture Trustee (a) not more than five days before each Payment Date, a list, in such form as the COLT Indenture Trustee may reasonably require, of the names and addresses of the Holders of COLT 200_-_ Secured Notes as of the close of business on the related Record Date, and (b) at such other times as the COLT Indenture Trustee may request in writing, within 14 days after receipt by COLT of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the COLT Indenture Trustee is the Secured Note Registrar, no such list shall be required to be furnished.

          SECTION 7.2 Preservation of Information, Communications to COLT 200_-_ Secured Noteholders.

          (a) The COLT Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of COLT 200_-_ Secured Notes contained in the most recent list furnished to the COLT Indenture Trustee as provided in Section 7.1 and the names and addresses of Holders of COLT 200_-_ Secured Notes received by the COLT Indenture Trustee in its capacity as Secured Note Registrar. The COLT Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished.

          (b) COLT 200_-_ Secured Noteholders may communicate pursuant to TIA
Section 312(b) with other COLT 200_-_ Secured Noteholders with respect to their rights under this COLT Indenture or under the COLT 200_-_ Secured Notes.

          (c) COLT, the COLT Indenture Trustee and the Secured Note Registrar shall have the protection of TIA Section 312(c).

          SECTION 7.3 Reports by COLT

          (a) COLT shall:

               (i) file with the COLT Indenture Trustee within 15 days after COLT is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which COLT may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or
     Item 1122 of Regulation AB;

               (ii) file with the COLT Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by COLT with the conditions and covenants of this COLT Indenture as may be required from time to time by such rules and regulations; and

               (iii) supply to the COLT Indenture Trustee (and the COLT Indenture Trustee shall transmit by mail to all COLT 200_-_ Secured Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.3(a) as may be required by rules and regulations prescribed from time to time by the Commission.

          (b) Unless COLT otherwise determines, the fiscal year of COLT shall end on December 31 of such year.

          SECTION 7.4 Reports by Trustee. If required by TIA Section 313(a),within 60 days after each August 15, beginning with August 15, 200_, the COLT Indenture Trustee shall mail to each COLT 200_-_ Secured Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The COLT Indenture Trustee also shall comply with TIA Section 313(b). A copy of any report delivered pursuant to this Section 7.4(a) shall, at the time of its mailing to COLT 200_-_ Secured Noteholders, be filed by the COLT Indenture Trustee with the Commission and each stock exchange, if any, on which the COLT 200_-_ Secured Notes are listed. COLT shall notify the COLT Indenture Trustee if and when the COLT 200_-_ Secured Notes are listed on any stock exchange.

                                  ARTICLE VIII
                      ACCOUNTS, DISBURSEMENTS AND RELEASES

          SECTION 8.1 Collection of Money. Except as otherwise expressly provided herein, the COLT Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the COLT Indenture Trustee pursuant to this COLT Indenture and the COLT 200_-_ Basic Documents. The COLT Indenture Trustee shall apply all such money received by it with respect to the COLT 200_-_ Trust Estate as provided in this COLT Indenture, the COLT Servicing Agreement and any other COLT 200_-_ Basic Document to which it is a party. Except as otherwise expressly provided in this COLT Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the COLT 200_-_ Trust Estate, the COLT Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim an Event of Default under this COLT Indenture and any right to proceed thereafter as provided in Article V.

          SECTION 8.2 Designated Accounts; Allocations; Payments.

          (a) On or prior to the Series 200_-_ Closing Date, COLT shall cause the Servicer to establish and maintain, in the name of the COLT Indenture Trustee, for the benefit of the COLT 200_-_ Secured Noteholders, the Designated Accounts in accordance with the COLT Servicing Agreement.

          (b) On or before each Payment Date, (i) amounts shall be deposited in the COLT Collection Account as provided in Section 3.03(a) and (b) of the COLT Servicing Agreement and (ii) the Aggregate Secured Note Interest Distributable Amount for such Payment

Date, the Secured Note Principal Distributable Amount for such Payment Date and all other amounts payable on such Payment Date pursuant to Section 3.03(c) of the COLT Servicing Agreement, shall be transferred from the COLT Collection Account to the COLT 200_-_ Secured Noteholders and the CARAT Collection Account, as applicable, as and to the extent provided in Section 3.03(c) of the COLT Servicing Agreement.

          SECTION 8.3 General Provisions Regarding Designated Accounts.

          (a) So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Designated Accounts shall be invested in Eligible Investments and reinvested by the COLT Indenture Trustee upon a COLT Order, subject to the provisions of the COLT Servicing Agreement. COLT shall not direct the COLT Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Designated Accounts unless the security interest granted and perfected in such account shall continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the COLT Indenture Trustee to make any such investment or sale, if requested by the COLT Indenture Trustee, COLT shall deliver to the COLT Indenture Trustee an Opinion of Counsel acceptable to the COLT Indenture Trustee, to such effect.

          (b) Subject to Section 6.1(c), the COLT Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Designated Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the COLT Indenture Trustee's failure to make payments on such Eligible Investments issued by the COLT Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

          (c) If (i) COLT shall have failed to give written investment directions for any funds on deposit in the Designated Accounts to the COLT Indenture Trustee by 11:00 A.M., New York City time (or such other time as may be agreed by COLT and the COLT Indenture Trustee) on any Business Day or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the COLT 200_-_ Secured Notes but the COLT 200_-_ Secured Notes shall not have been declared due and payable pursuant to Section 5.2, or (iii) if the COLT 200_-_ Secured Notes shall have been declared due and payable following an Event of Default, but amounts collected or receivable from the COLT 200_-_ Trust Estate are being applied in accordance with Section 5.5 as if there had not been such a declaration, then the COLT Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Designated Accounts in "Citi Institutional Liquid Reserves, Fund #349."

          SECTION 8.4 Release of the COLT 200_-_ Trust Estate.

          (a) Subject to the payment of its fees and expenses pursuant to
Section 6.7, the COLT Indenture Trustee may, and when required by the provisions of this COLT Indenture shall, execute instruments to release property from the lien of this COLT Indenture, or convey the COLT Indenture Trustee's interest in the same, in a manner and under circumstances that are consistent with the provisions of this COLT Indenture. No party relying upon an instrument executed by the COLT Indenture Trustee as provided in this Article VIII, shall be bound to ascertain the COLT Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

          (b) The COLT Indenture Trustee shall, at such time as there are no COLT 200_-_ Secured Notes Outstanding and all sums due to the COLT Indenture Trustee pursuant to Section 6.7 and any CARAT Collection Account Shortfall Amount pursuant to Section 3.03(c) of the COLT Servicing Agreement have been paid, notify COLT thereof in writing and upon receipt of a COLT Request, release any remaining portion of the COLT 200_-_ Trust Estate that secured the COLT 200_-_ Secured Notes from the lien of this COLT Indenture and release to COLT or any other Person entitled thereto any funds then on deposit in the Designated Accounts. The COLT Indenture Trustee shall release property from the lien of this COLT Indenture pursuant to this Section 8.4(b) only upon receipt by it of a COLT Request, an Officer's Certificate and an Opinion of Counsel and (if required by the TIA) Independent Certificate in accordance with TIA Sections. 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.1.

          SECTION 8.5 Opinion of Counsel. The COLT Indenture Trustee shall receive at least seven days' notice when requested by COLT to take any action pursuant to Section 8.4, accompanied by copies of any instruments involved, and the COLT Indenture Trustee shall also require as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the COLT Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action shall not materially and adversely impair the security for the COLT 200_-_ Secured Notes or the rights of the COLT 200_-_ Secured Noteholders in contravention of the provisions of this COLT Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the COLT 200_-_ Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the COLT Indenture Trustee pursuant to the provisions of this COLT Indenture in connection with any such action.

                                   ARTICLE IX
                             SUPPLEMENTAL INDENTURES

          SECTION 9.1 Supplemental Indentures Without Consent of COLT 200_-_ Secured Noteholders.

          (a) Without the consent of the Holders of any COLT 200_-_ Secured Notes but with prior notice to the Rating Agencies, COLT and the COLT Indenture Trustee, when authorized by a COLT Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the COLT Indenture Trustee, for any of the following purposes:

               (i) to correct or amplify the description of any property at any time subject to the lien of this COLT Indenture, or better to assure, convey and confirm unto the COLT Indenture Trustee any property subject or required to be subjected to the lien


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

     of this COLT Indenture, or to subject additional property to the lien of this COLT Indenture;

               (ii) to evidence the succession, in compliance with Section 3.11 and the applicable provisions hereof, of another Person to COLT, and the assumption by any such successor of the covenants of COLT contained herein and in the COLT 200_-_ Secured Notes;

               (iii) to add to the covenants of COLT for the benefit of the COLT 200_-_ Secured Noteholders or to surrender any right or power herein conferred upon COLT;

               (iv) to convey, transfer, assign, mortgage or pledge any property to or with the COLT Indenture Trustee;

               (v) to cure any ambiguity or to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or in any COLT 200_-_ Basic Document;

               (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor or additional indenture trustee with respect to the COLT 200_-_ Secured Notes and the COLT Indenture and to add to or change any of the provisions of this COLT Indenture as shall be necessary to facilitate the administration of the trust hereunder by more than one indenture trustee, pursuant to the requirements of Article VI; or

               (vii) to modify, eliminate or add to the provisions of this COLT Indenture to such extent as shall be necessary to effect the qualification of this COLT Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this COLT Indenture such other provisions as may be expressly required by the TIA, and the COLT Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

          (b) COLT and the COLT Indenture Trustee, when authorized by a COLT Order, may, also without the consent of any of the COLT 200_-_ Secured Noteholders but with prior notice to the Rating Agencies, at any time and from time to time enter into one or more indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of, this COLT Indenture or modifying in any manner the rights of the COLT 200_-_ Secured Noteholders under this COLT Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any COLT 200_-_ Secured Noteholder unless such COLT 200_-_ Secured Noteholders' consent is obtained.

          SECTION 9.2 Supplemental Indentures with Consent of COLT 200_-_ Secured Noteholders.

          (a) COLT and the COLT Indenture Trustee, when authorized by a COLT Order, also may, with prior notice to the Rating Agencies and with the written consent of the Holders of not less than a majority of the Outstanding Amount of COLT 200_-_ Secured Notes, by Act of such Holders delivered to COLT and the COLT Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of, this COLT Indenture or modifying in any manner the rights of the COLT 200_-_ Secured Noteholders under this COLT Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding COLT 200_-_ Secured Note affected thereby:

               (i) change the due date of any instalment of principal of or interest on any COLT 200_-_ Secured Note, or reduce the principal amount thereof, the interest rate applicable thereto, change any place of payment where, or the coin or currency in which, any COLT 200_-_ Secured Note or any interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this COLT Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the COLT 200_-_ Secured Notes on or after the respective due dates thereof;

               (ii) reduce the percentage of the Outstanding Amount of the COLT 200_-_ Secured Notes, the consent of the Holders of which is required for any such supplemental indenture or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this COLT Indenture or certain defaults hereunder and their consequences as provided for in this COLT Indenture;

               (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

               (iv) reduce the percentage of the Outstanding Amount of the COLT 200_-_ Secured Notes required to direct the COLT Indenture Trustee to sell or liquidate the COLT 200_-_ Trust Estate pursuant to Section 5.4 if the proceeds of such sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the Outstanding COLT 200_-_ Secured Notes;

               (v) modify any provision of this Section 9.2 to decrease the required minimum percentage of the Outstanding Amount of the COLT 200_-_ Secured Notes necessary to approve any amendments to any provisions of this COLT Indenture or any of the COLT 200_-_ Basic Documents;

               (vi) modify any of the provisions of this COLT Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any COLT 200_-_ Secured Notes on any Payment Date (including the calculation of any of the individual components of such calculation), or modify or alter the provisions of this COLT Indenture regarding the voting of COLT 200_-_ Secured Notes held by COLT, the Seller or any Affiliate of either of them; or

               (vii) permit the creation of any Lien ranking prior to or on a parity with the Lien of this COLT Indenture with respect to any part of the COLT 200_-_ Collateral or of the VAULT Security Agreement with respect to any part of the Pledged Collateral or, except as otherwise permitted or contemplated herein, terminate the Lien of this COLT Indenture on any property at any time subject hereto or deprive the Holder of any COLT 200_-_ Secured Note of the security afforded by the lien of this COLT Indenture.

          (b) The COLT Indenture Trustee may in its discretion determine whether or not any COLT 200_-_ Secured Notes would be affected (such that the consent of each Secured Noteholder would be required) by any supplemental indenture proposed pursuant to this Section 9.2 and any such determination shall be conclusive and binding upon the Holders of all COLT 200_-_ Secured Notes, whether authenticated and delivered thereunder before or after the date upon which such supplemental indenture becomes effective. The COLT Indenture Trustee shall not be liable for any such determination made in good faith.

          (c) It shall be sufficient if an Act of COLT 200_-_ Secured Noteholders approves the substance, but not the form, of any proposed supplemental indenture.

          (d) Promptly after the execution by COLT and the COLT Indenture Trustee of any supplemental indenture pursuant to this Section 9.2, the COLT Indenture Trustee shall mail to the COLT 200_-_ Secured Noteholders to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the COLT Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

          SECTION 9.3 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this COLT Indenture, the COLT Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Article IX. The COLT Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the COLT Indenture Trustee's own rights, duties, liabilities or immunities under this COLT Indenture or otherwise.

          SECTION 9.4 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this COLT Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Secured Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this COLT Indenture of the COLT Indenture Trustee, COLT and the COLT 200_-_ Secured Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this COLT Indenture for any and all purposes.

          SECTION 9.5 Conformity with Trust Indenture Act. Every amendment of this COLT Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the TIA as then in effect so long as this COLT Indenture shall then be qualified under the TIA.

          SECTION 9.6 Reference in COLT 200_-_ Secured Notes to Supplemental Indentures. COLT 200_-_ Secured Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the COLT Indenture Trustee shall, bear a notation in form approved by the COLT Indenture Trustee as to any matter provided for in such supplemental indenture. If COLT or the COLT Indenture Trustee shall so determine, new COLT 200_-_ Secured Notes so modified as to conform, in the opinion of the COLT Indenture Trustee and COLT, to any such supplemental indenture may be prepared and executed by COLT and authenticated and delivered by the COLT Indenture Trustee in exchange for Outstanding COLT 200_-_ Secured Notes of a like Secured Note Principal Balance.

                                    ARTICLE X
                     REDEMPTION OF COLT 200_-_ SECURED NOTES

          SECTION 10.1 Redemption. The COLT 200_-_ Secured Notes are subject to redemption in whole, but not in part, upon the exercise by the Servicer of its option to purchase the Series 200_-_ Lease Assets pursuant to Section 6.01 of the COLT Servicing Agreement. The date on which such redemption shall occur is the Optional Purchase Date identified by the Servicer in its notice of exercise of such purchase option (the "Redemption Date"). The purchase price for the COLT 200_-_ Secured Notes shall be equal to the applicable Redemption Price. The Servicer shall furnish the COLT Indenture Trustee and the COLT 200_-_ Secured Noteholders notice of such optional repurchase pursuant to Section 6.0 of the COLT Servicing Agreement and of the redemption of the COLT 200_-_ Secured Notes, which notice shall identify the place where the COLT 200_-_ Secured Notes are to be surrendered for payment of the Redemption Price. The COLT Indenture Trustee (based on such notice) shall withdraw from the COLT Collection Account and pay to the COLT 200_-_ Secured Noteholders on the Redemption Date, the aggregate Redemption Price of the COLT 200_-_ Secured Notes.

          SECTION 10.2 COLT 200_-_ Secured Notes Payable on Redemption Date. The COLT 200_-_ Secured Notes shall, following notice of redemption as required by
Section 6.1 of the COLT Servicing Agreement, on the Redemption Date cease to be Outstanding for purposes of this COLT Indenture and shall thereafter represent only the right to receive the applicable Redemption Price and (unless COLT shall default in the payment of such Redemption Price) no interest shall accrue on such Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating such Redemption Price.

                                   ARTICLE XI
                                  MISCELLANEOUS

          SECTION 11.1 Compliance Certificates and Opinions, Etc.

          (a) Upon any application or request by COLT to the COLT Indenture Trustee to take any action under any provision of this COLT Indenture, COLT shall furnish to the COLT

Indenture Trustee: (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this COLT Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section 11.1, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this COLT Indenture, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this COLT Indenture shall include:

               (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

               (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (iii) a statement that, in the judgment of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

          (b) (i) Prior to the deposit with the COLT Indenture Trustee of any COLT 200_-_ Trust Estate or other property or securities that is to be made the basis for the release of any property or securities subject to the lien of this COLT Indenture, COLT shall, in addition to any obligation imposed in Section 11.1(a) or elsewhere in this COLT Indenture, furnish to the COLT Indenture Trustee an Officer's Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such deposit) to COLT of the COLT 200_-_ Trust Estate or other property or securities to be so deposited.

               (ii) Whenever COLT is required to furnish to the COLT Indenture Trustee an Officers' Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (b)(i) above, COLT shall also deliver to the COLT Indenture Trustee an Independent Certificate as to the same matters, if the fair value to COLT of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then current fiscal year of COLT, as set forth in the certificates delivered pursuant to clause
     (b)(i) above and this clause (b)(ii), is 10% or more of the Outstanding Amount of the COLT 200_-_ Secured Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to COLT as set forth in the related Officers' Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the COLT 200_-_ Secured Notes.


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

               (iii) Other than with respect to the release of any Administrative Lease Assets, Warranty Lease Assets, Liquidating Lease Asset or the sale or other disposition of any related Vehicle in accordance with the COLT Servicing Agreement, whenever any property or securities are to be released from the lien of this COLT Indenture, COLT shall also furnish to the COLT Indenture Trustee an Officer's Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such Person the proposed release will not impair the security under this COLT Indenture in contravention of the provisions hereof.

               (iv) Whenever COLT is required to furnish to the COLT Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signatory thereof as to the matters described in clause (b)(iii) above, COLT shall also furnish to the COLT Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than Administrative Lease Assets, Warranty Lease Assets, Liquidating Lease Asset or the sale of any other Vehicle in accordance with the COLT Servicing Agreement, or securities released from the lien of this COLT Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (b)(iii) above and this clause (b)(iv), equals 10% or more of the Outstanding Amount of the COLT 200_-_ Secured Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the COLT 200_-_ Secured Notes.

               (v) Notwithstanding Section 2.10 or any other provision of this
     Section 11.1, COLT may (A) collect, liquidate, sell or otherwise dispose of Series 200_-_ Lease Assets proceeds of both as and to the extent permitted or required by the COLT 200_-_ Basic Documents, (B) make cash payments out of any Designated Accounts as and to the extent permitted or required by the COLT 200_-_ Basic Documents and (C) take any other action not inconsistent with the TIA.

               SECTION 11.2 Form of Documents Delivered to COLT Indenture
     Trustee.

          (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          (b) Any certificate or opinion of an Authorized Officer of COLT may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller or COLT, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller or COLT, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          (c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this COLT Indenture, they may, but need not, be consolidated and form one instrument.

          (d) Whenever in this COLT Indenture, in connection with any application or certificate or report to the COLT Indenture Trustee, it is provided that COLT shall deliver any document as a condition of the granting of such application, or as evidence of COLT's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of COLT to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the COLT Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

          SECTION 11.3 Acts of COLT 200_-_ Secured Noteholders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this COLT Indenture to be given or taken by COLT 200_-_ Secured Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such COLT 200_-_ Secured Noteholders in person or by agents duly appointed in writing and shall be subject to Section 5.11; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the COLT Indenture Trustee, and, where it is hereby expressly required, to COLT. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the COLT 200_-_ Secured Noteholders, as applicable, signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this COLT Indenture and (subject to Section 6.1) conclusive in favor of the COLT Indenture Trustee and COLT, if made in the manner provided in this Section 11.3.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the COLT Indenture Trustee deems sufficient.

          (c) The ownership of COLT 200_-_ Secured Notes shall be proved by the Secured Note Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any COLT 200_-_ Secured Notes shall bind the Holder of every COLT 200_-_ Secured Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the COLT Indenture Trustee or COLT in reliance thereon, whether or not notation of such action is made upon such COLT 200_-_ Secured Note.

          SECTION 11.4 Notices, Etc., to COLT Indenture Trustee, COLT and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of COLT 200_-_ Secured Noteholders or other documents provided or permitted by this COLT Indenture to be made upon, given or furnished to or filed with:

          (a) the COLT Indenture Trustee by any COLT 200_-_ Secured Noteholder or by COLT shall be made, given, furnished or filed in writing to or with the COLT Indenture Trustee at its Corporate Trust Office, or

          (b) COLT by the COLT Indenture Trustee or by any COLT 200_-_ Secured Noteholder shall be sufficient for every purpose hereunder if in writing and either sent by electronic facsimile transmission (with hard copy to follow via first class mail) or mailed, by certified mail, return receipt requested, or by overnight mail to COLT and the COLT Owner Trustee each at the address specified in Part III of Exhibit I to the Declaration.

          COLT shall promptly transmit any notice received by it from the COLT 200_-_ Secured Noteholders to the COLT Indenture Trustee and the COLT Indenture Trustee shall likewise promptly transmit any notice received by it from the COLT 200_-_ Secured Noteholders to COLT.

          (c) Notices required to be given to the Rating Agencies by COLT, the COLT Indenture Trustee or the COLT Owner Trustee shall be delivered as specified in Part III to Exhibit A to the COLT Servicing Agreement.

          SECTION 11.5 Notices to COLT 200_-_ Secured Noteholders; Waiver.

          (a) Where this COLT Indenture provides for notice to the COLT 200_-_ Secured Noteholders of any condition or event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if it is in writing and mailed, first-class, postage prepaid to each COLT 200_-_ Secured Noteholder affected by such event, at such Person's address as it appears on the Secured Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. If notice to COLT 200_-_ Secured Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular COLT 200_-_ Secured Noteholder shall affect the sufficiency of such notice with respect to other 200_-_ Secured Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

          (b) Where this COLT Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by COLT 200_-_ Secured Noteholders shall be filed with the COLT Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

          (c) In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event of COLT 200_-_ Secured Noteholders when such notice is required to be given pursuant to any provision of this COLT Indenture, then any manner of giving such notice as shall be satisfactory to the COLT Indenture Trustee shall be deemed to be a sufficient giving of such notice.

          (d) Where this COLT Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

          SECTION 11.6 Alternate Payment and Notice Provisions.

          Notwithstanding any provision of this COLT Indenture or any of the COLT 200_-_ Secured Notes to the contrary, COLT may enter into any agreement with any Holder of a COLT 200_-_ Secured Note providing for a method of payment, or notice by the COLT Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this COLT Indenture for such payments or notices. COLT shall furnish to the COLT Indenture Trustee a copy of each such agreement and the COLT Indenture Trustee shall cause payments to be made and notices to be given in accordance with such agreements at the expense of COLT.

          SECTION 11.7 Conflict with Trust Indenture Act.

          (a) If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this COLT Indenture by any of the provisions of the TIA, such required provision shall control.

          (b) The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this COLT Indenture) are a part of and govern this COLT Indenture, whether or not physically contained herein.

          SECTION 11.8 Effect of Headings and Table of Contents.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 11.9 Successors and Assigns.

          (a) All covenants and agreements in this COLT Indenture and the COLT 200_-_ Secured Notes by COLT shall bind its successors and assigns, whether so expressed or not.

          (b) All covenants and agreements of the COLT Indenture Trustee in this COLT Indenture shall bind its successors and assigns, whether so expressed or not.

          SECTION 11.10 Severability.

          In case any provision in this COLT Indenture or in the COLT 200_-_ Secured Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 11.11 Benefits of COLT Indenture.

          Nothing in this COLT Indenture or in the COLT 200_-_ Secured Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and to the extent expressly provided herein, the COLT 200_-_ Secured Noteholders and any other Person with an ownership interest in any part of the COLT 200_-_ Trust Estate, any benefit or any legal or equitable right, remedy or claim under this COLT Indenture.

          SECTION 11.12 Legal Holidays.

          If the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the COLT 200_-_ Secured Notes or this COLT Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

          SECTION 11.13 GOVERNING LAW.

          THIS COLT INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS COLT INDENTURE SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 11.14 Counterparts.

          This COLT Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 11.15 Recording of COLT Indenture.

          If this COLT Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by COLT and at its expense accompanied by an Opinion of Counsel (which may be counsel to the COLT Indenture Trustee or any other counsel reasonably acceptable to the COLT Indenture Trustee) to the effect that such recording is necessary either for the protection of the Secured Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the COLT Indenture Trustee under this COLT Indenture.

          SECTION 11.16 No Recourse.

          (a) Each COLT 200_-_ Secured Noteholder agrees by acceptance of a COLT 200_-_ Secured Note (or interest therein) that no recourse may be taken, directly or indirectly, with respect to the obligations of COLT, the COLT Owner Trustee or the COLT Indenture

Trustee on the COLT 200_-_ Secured Notes or under this COLT Indenture or any certificate or other writing delivered in connection herewith or therewith, against:

               (i) the COLT Indenture Trustee or the COLT Owner Trustee in its individual capacity;

               (ii) any owner of a beneficial interest in COLT;

               (iii) any partner, owner, beneficiary, agent, officer, director or employee of the COLT Indenture Trustee or the COLT Owner Trustee in its individual capacity, any holder of a beneficial interest in COLT, the COLT Owner Trustee or the COLT Indenture Trustee or of any successor or assign of the COLT Indenture Trustee or the COLT Owner Trustee in its individual capacity (or any of their successors or assigns), except as any such Person may have expressly agreed (it being understood that the COLT Indenture Trustee and the COLT Owner Trustee have no such obligation in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any instalment or call owing to such entity. For all purposes of this COLT Indenture, in the performance of any duties or obligations of COLT hereunder, the COLT Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles IV, V and VI of the Declaration; or

               (iv) COLT or any portion of the assets of COLT other than with respect to the COLT 200_-_ Trust Estate.

          (b) Except as expressly provided in the COLT 200_-_ Basic Documents, neither the Seller, the Servicer, the COLT Indenture Trustee nor the COLT Owner Trustee in their respective individual capacities, any owner of a beneficial interest in COLT, nor any of their respective partners, owners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the COLT 200_-_ Secured Notes or this COLT Indenture.

          SECTION 11.17 No Petition.

          Each of the COLT Indenture Trustee by entering this COLT Indenture and each Holder of a COLT 200_-_ Secured Note, by its acceptance thereof, hereby covenants and agrees that prior to the date which is one year and one day after the payment in full of all COLT 200_-_ Secured Notes, it shall not institute against, or join any other Person in instituting against, COLT any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. This Section 11.17 shall survive the termination of this COLT Indenture.

          SECTION 11.18 Inspection.

          COLT agrees that, on reasonable prior notice, it shall permit any representative of the COLT Indenture Trustee, during COLT's normal business hours, to examine all the books of account, records, reports and other papers of COLT, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss COLT's affairs, finances and accounts with COLT's officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The COLT Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the COLT Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

          SECTION 11.19 Indemnification by and Reimbursement of the Servicer. The COLT Indenture Trustee acknowledges and agrees to reimburse (i) the Servicer and its directors, officers, employees and agents in accordance with the COLT Servicing Agreement and (ii) the Seller and its directors, officers, employees and agents in accordance with the COLT Servicing Agreement. The COLT Indenture Trustee further acknowledges and accepts the conditions and limitations with respect to the Servicer's obligation to indemnify, defend and hold the COLT Indenture Trustee harmless as set forth in the COLT Servicing Agreement for any Series.

          SECTION 11.20 Series Liabilities. It is expressly understood and agreed by each COLT 200_-_ Secured Noteholder, by its acceptance of its COLT 200_-_ Secured Note, that COLT is a series trust pursuant to Sections 3804 and 3806(b)(2) of the Statutory Trust Act. As such, separate and distinct records shall be maintained for each Series Portfolio and the COLT 200_-_ Trust Estate shall be held and accounted for separately from the other assets of COLT. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each Series of Secured Notes, shall be enforceable against the related Series Portfolio of COLT only, and not against the assets of COLT generally or any other Series Portfolio securing any other Series of Secured Notes.

          SECTION 11.21 Subordination. COLT and each Holder of a COLT 200_-_ Secured Note, by accepting its COLT 200_-_ Secured Note, acknowledges and agrees that such COLT 200_-_ Secured Note represents indebtedness of COLT and does not represent an interest in any other assets of COLT allocated to any other Series Portfolio (including by virtue of any deficiency claim in respect of obligations not paid or otherwise satisfied from the COLT 200_-_ Trust Estate and proceeds thereof). In furtherance of and not in derogation of the foregoing, to the extent COLT enters into other securitization transactions, including in connection with the issuance of other Series of Secured Notes, each of COLT and each COLT 200_-_ Secured Noteholder, by accepting its COLT 200_-_ Secured Note, acknowledges and agrees that it shall have no right, title or interest in or to any assets (or interests therein) (other than the COLT 200_-_ Trust Estate) conveyed or purported to be conveyed or pledged by COLT to another Person or Persons in connection therewith (whether by way of a sale, capital contribution or by virtue of the granting of a lien) ("Other Assets"). To the extent that, notwithstanding the agreements and provisions contained in the preceding sentences of this subsection, COLT or any COLT 200_-_ Secured Noteholder either
(a) asserts an interest or claim to, or benefit from, Other Assets, whether asserted against or through the COLT Indenture Trustee or any other Person, or
(b) is deemed to have any such interest, claim or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the federal Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), and whether deemed asserted against or through the COLT Indenture Trustee or any other Person, then COLT and each COLT 200_-_ Secured Noteholder, by accepting its COLT 200_-_ Secured Note, further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and shall be expressly subordinated to the indefeasible payment in full of all obligations and liabilities of COLT which, under the terms of the relevant documents relating to the securitization of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distribution or application under applicable law, including insolvency laws, and whether asserted against the COLT 200_-_ Secured Noteholder), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement shall be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each COLT 200_-_ Secured Noteholder further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 11.21 and the terms of this Section 11.21 may be enforced by an action for specific performance. The provisions of this Section
11.21 shall be for the third party benefit of those entitled to rely thereon and shall survive the termination of this COLT Indenture.

          IN WITNESS WHEREOF, COLT and the COLT Indenture Trustee have caused this COLT Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

                                        CENTRAL ORIGINATING LEASE TRUST

                                        By: _______________________,
                                            not in its individual capacity but
                                            solely as COLT Owner Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        _________, as COLT Indenture Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                       S-1                  COLT 200_-_Indenture

                                                                EXHIBIT A TO THE
                                                           COLT 200_-_ INDENTURE

                        FORM OF COLT 200_-_ SECURED NOTE

                   Date of Issuance:                         ___________________
                   Initial Secured Note Principal Balance:   $__________________
                   Secured Note Rate:                        _____ % per annum
                   State of Lease Origination:               ___________________
                   Aggregate Initial ABS Value of All
                      Related Series 200_-_ Lease Assets:    ___________________

     Central Originating Lease Trust, a Delaware statutory trust ("COLT"), for value received, hereby promises to pay on each Payment Date to _________, not in its individual capacity but solely as COLT Indenture Trustee, as pledgee of CAPITAL AUTO RECEIVABLES ASSET TRUST 200_-_, the sum of (x) the Secured Note Interest Distributable Amount due on such COLT 200_-_ Secured Note on such Payment Date, plus (y) the holder of this COLT 200_-_ Secured Note's portion of the aggregate amount payable on such Payment Date in respect of principal on the COLT 200_-_ Secured Notes pursuant to Sections 2.5(b) and 3.1 of the COLT Indenture (as defined below) pro rata based on the Secured Note Principal Balance of each such COLT 200_-_ Secured Note. The principal of this COLT 200_-_ Secured Note shall be due and payable in full on the Final Maturity Date, unless an optional redemption of the COLT 200_-_ Secured Notes has occurred pursuant to
Section 10.1 of the COLT Indenture in which case such unpaid principal shall be due on the Redemption Date.

     Pursuant to the COLT Indenture, dated as of ___, 200_ (as amended, modified or otherwise supplemented from time to time, the "COLT Indenture"), between COLT and _________, a national banking association, as COLT indenture trustee (in its capacity as COLT indenture trustee and not its individual capacity, the "COLT Indenture Trustee"), COLT grants (x) to the COLT Indenture Trustee on behalf of the COLT 200_-_ Secured Noteholders a security interest in the COLT 200_-_ Collateral (other than the Direct COLT Pledge) to the extent set forth therein, and (y) to each COLT 200_-_ Secured Noteholder, to the extent that, notwithstanding the terms of the VAULT Trust Agreement and the Statutory Trust Act, COLT is deemed to hold a direct ownership interest in the legal title to any Vehicle related to the Series 200_-_ Lease Assets (and not merely a beneficial interest in VAULT representing an interest in the legal title to such Vehicle), a security interest in all of COLT's rights in such Vehicle. In addition, pursuant to the VAULT Pledge and Security Agreement, dated as of ___, 200_, by Vehicle Asset Universal Leasing Trust ("VAULT") and acknowledged and agreed by COLT, General Motors Acceptance Corporation, Capital Auto Receivables, Inc., and Capital Auto Receivables Asset Trust 200_-_, VAULT pledges to each COLT 200_-_ Secured Noteholder a security interest in all of VAULT's legal title to the Vehicles related to the Series 200_-_ Lease Assets to the extent set forth therein.

     The sole source for payment of this COLT 200_-_ Secured Note and all other COLT 200_-_ Secured Notes is limited to the COLT 200_-_ Trust Estate and such other funds as COLT may from time to time pledge to secure the payment of the COLT 200_-_ Secured Notes; it being understood that any other assets of COLT included in any other Series Portfolio or the Residual Interest shall not be available to make payments on the COLT 200_-_ Secured Notes.

     Capitalized terms not otherwise defined herein shall have the meanings set forth in the COLT Indenture.

     This COLT 200_-_ Secured Note is a valid and binding obligation of COLT.

                                        CENTRAL ORIGINATING LEASE TRUST

                                        By: _________________________,
                                            not in its individual capacity, but
                                            solely as COLT Owner Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Dated:            , 200
                                               ----------      -

             COLT INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the COLT 200_-_ Secured Notes designed above and referred to in the within-mentioned COLT Indenture.

                                        _________, not in its individual
                                        capacity but solely as COLT Indenture
                                        Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

     Payment hereunder shall be made to the holder of this COLT 200_-_ Secured
Note in accordance with the COLT Indenture and the COLT Servicing Agreement.

     Each COLT 200_-_ Noteholder or Note Owner will be deemed to represent and warrant that either (A) it is not (i) an "employee benefit plan" (as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to the provisions of Title I of ERISA, (ii) a "plan" as described in Section 4975(e)(1) of the Internal Revenue Code of 1974, as amended (the "Code") or (iii) an entity whose underlying assets include plan assets by reason of a plan's investment in the entity or (B) the purchase, holding and disposition of the COLT 200_-_ Note will not result in a non-exempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

     Pursuant to Section 11.17 of the COLT Indenture, the COLT Indenture Trustee and each holder of this COLT 200_-_ Secured Note, by its acceptance of this COLT 200_-_ Secured Note, covenants and agrees that it shall not, prior to the date which is one year and one day after the payment in full of all COLT 200_-_ Secured Notes issued by COLT, acquiesce, petition or otherwise invoke or cause COLT to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against COLT under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of COLT or any substantial part of its property, or ordering the winding up or liquidation of the affairs of COLT.

     The obligations of COLT under this COLT 200_-_ Secured Note shall be non-recourse to COLT and any other asset of COLT or any COLT 200_-_ Certificateholder except to the extent described herein.

     This COLT 200_-_ Secured Note shall be effective when executed, authenticated and delivered in accordance with the COLT Indenture.

     THIS COLT 200_-_ SECURED NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE HEREOF UNDER THIS COLT 200_-_ SECURED NOTE SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     COLT agrees, and by acquiring this COLT 200_-_ Secured Note or interest therein the holder of this COLT 200_-_ Secured Note or interest therein agrees, to treat this COLT 200_-_ Secured Note as indebtedness for federal income tax, state and local income and franchise tax, Michigan single business tax, and any other taxes imposed upon, measured by or based upon gross or net income.

     It is expressly understood and agreed by the holder of this COLT 200_-_ Secured Note that (a) the COLT Indenture and this COLT 200_-_ Secured Note are executed and delivered by ____________, not individually or personally but solely as COLT Owner Trustee, (b) each of the representations, undertakings and agreements herein and therein made on the part of COLT is made and intended not as a personal representation, undertaking or agreement by _____________ but is made and intended for the purpose of binding only COLT, and
(c) under no circumstances shall ________________ be personally liable for the payment of any indebtedness or expenses of COLT or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by COLT under the COLT Indenture and this COLT 200_-_ Secured Note.

                                                                EXHIBIT B TO THE
                                                           COLT 200_-_ INDENTURE

                              FORM OF CERTIFICATION

Re: the ______________________________ dated as of ____________________ (the
"Agreement"), among _________________________________________________________.

     I, ______________________________, the ______________________________ of
______________________________ (the "Company"), certify to Central Originating Lease Trust ("COLT") and Capital Auto Receivables, Inc. ("CARI"), and its officers, with the knowledge and intent that they will rely upon this certification, that:

     (1) I have reviewed the report on assessment of the Company's compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Item 1122 of Regulation AB (the "Servicing Assessment"), and the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation Report") that were delivered by the Company to COLT, CARI, the COLT Owner Trustee or the CARAT Owner Trustee pursuant to the Agreement (collectively, the "Company Information");

     (2) To the best of my knowledge, the Company Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Information; and

     (3) To the best of my knowledge, all of the Company Information required to be provided by the Company under the Agreement has been provided to COLT, CARI, the COLT Owner Trustee or the CARAT Owner Trustee.

                                        Dated:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                       B-1